                                                                      EXHIBIT 23

FACILITIES MANAGEMENT CONTRACT

INTEROIL LIMITED

and

PETROFAC NIUGINI LIMITED

[FREEHILLS LOGO]

101 Collins Street Melbourne Victoria 3000 Australia
Telephone 61 3 9288 1234 Facsimile 61 3 9288 1567
www.freehills.com DX 240 Melbourne

SYDNEY MELBOURNE PERTH BRISBANE HANOI HO CHI MINH CITY SINGAPORE
Correspondent Offices JAKARTA  KUALA LUMPUR

Liability limited by the Solicitors' Limitation of Liability Scheme, approved under the Professional Standards Act 1994 (NSW)

Reference DAO:JRM

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TABLE OF CONTENTS

Clause                                                                                                          Page
1        DEFINITIONS AND INTERPRETATION                                                                           1
         1.1      Definitions                                                                                     1
         1.2      Interpretation                                                                                 10

2        CONDITIONS PRECEDENT                                                                                    11

3        TERM                                                                                                    11
         3.1      Initial Term                                                                                   11
         3.2      Extended Term                                                                                  11

4        PERFORMANCE AND PAYMENT                                                                                 11
         4.1      Services                                                                                       11
         4.2      Payment                                                                                        11
         4.3      Good Faith                                                                                     12

5        CONTRACTOR RESPONSIBILITIES                                                                             12
         5.1      Delivery of Services - General                                                                 12
         5.2      Notice of Commissioning                                                                        13
         5.3      Site and Facility                                                                              13

6        LEGISLATIVE REQUIREMENTS                                                                                14
         6.1      Compliance                                                                                     14
         6.2      Changes                                                                                        14
         6.3      Mitigation                                                                                     15
         6.4      Assistance of the Principal                                                                    15
         6.5      Documents evidencing approvals of Authorities                                                  15
         6.6      Prohibition of corrupt practices                                                               15

7        ENVIRONMENTAL COMPLIANCE                                                                                16

8        QUALITY                                                                                                 16
         8.1      Quality assurance                                                                              16
         8.2      Non-compliance                                                                                 17
         8.3      Acceptance of non-compliance or lesser standard                                                17
         8.4      Defects of the EPC Contractor                                                                  17

9        DISCREPANCIES                                                                                           17

10       PLANS                                                                                                   18
         10.1     Preparation of Plans                                                                           18
         10.2     Review of Plans                                                                                19
         10.3     Further development of Plans                                                                   19
         10.4     Compliance with Plans                                                                          20

         10.5     Incorporation of Plans into Operation and Maintenance Manuals                                  20

11       DELIVERABLE DOCUMENTS                                                                                   20
         11.1     Contractor supplied documents                                                                  20
         11.2     Operation and Maintenance Manuals                                                              21

12       REPORTING                                                                                               22
         12.1     Contractor Reports                                                                             22
         12.2     Withholding payment                                                                            22

13       COMMITTEE AND REVIEW MEETINGS                                                                           22

14       SECURITY                                                                                                23
         14.1     Form of Performance Security                                                                   23
         14.2     Conversion of Performance Security                                                             23
         14.3     Release of Performance Security                                                                24
         14.4     Deed of Guarantee                                                                              24
         14.5     Withholding payment                                                                            24

15       ANNUAL OPERATING BUDGETS AND KEY PERFORMANCE INDICATORS                                                 24
         15.1     Annual Operating Budgets                                                                       24
         15.2     Amendments to Annual Operating Budgets                                                         24
         15.3     Setting the Annual Operating Budget and Key Performance Indicators                             25

16       ADDITIONAL CAPITAL EXPENDITURE SERVICES AND VARIATIONS                                                  26
         16.1     Forecast and budget for Additional Capital Expenditure Services                                26
         16.2     Additional Capital Expenditure Services                                                        27
         16.3     Variations                                                                                     28
         16.4     Valuation                                                                                      28

17       MANAGEMENT FEE, REIMBURSABLE COSTS, ADDITIONAL CAPITAL EXPENDITURE AND PAYMENT                          29
         17.1     Management Fee and Reimbursable Costs                                                          29
         17.2     Time for payment of Management Fee, Reimbursable Costs and Additional Capital Expenditure      29
         17.3     Fixed and firm pricing                                                                         31
         17.4     Costs not reimbursable                                                                         31
         17.5     Tax on payments                                                                                32
         17.6     No additional payments                                                                         32
         17.7     Interest on overdue payments                                                                   32

18       REBATE AMOUNTS AND INCENTIVE AMOUNTS                                                                    33

19       RECORDS AND AUDITING                                                                                    33
         19.1     Records                                                                                        33
         19.2     Auditing                                                                                       33

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
20       MATERIALS AND EQUIPMENT                                                                                 34

21       FORCE MAJEURE                                                                                           34
         21.1     Notice                                                                                         34
         21.2     Impact of Force Majeure                                                                        34
         21.3     Mitigation of Force Majeure                                                                    34
         21.4     Adjustments                                                                                    35

22       INTELLECTUAL PROPERTY RIGHTS                                                                            35
         22.1     Ownership of Principal's Background Materials                                                  35
         22.2     Licence to use Principal's Background Materials                                                35
         22.3     Ownership of Contract Materials                                                                35
         22.4     Licence to use Contract Materials                                                              36
         22.5     Delivery of Contract Materials                                                                 36
         22.6     Moral Rights                                                                                   36
         22.7     Warranty by the Contractor                                                                     36
         22.8     Indemnity                                                                                      36
         22.9     Use of infringing material                                                                     37
         22.10    Survival                                                                                       37

23       CONFIDENTIAL INFORMATION                                                                                37
         23.1     Non-disclosure of Principal's Confidential information                                         37
         23.2     Non-disclosure of Contractor's Confidential Information                                        37
         23.3     Permitted disclosure                                                                           37
         23.4     Confidentiality undertakings                                                                   37
         23.5     Return of Confidential Information                                                             38
         23.6     Media                                                                                          38

24       ASSIGNMENT AND SUB-CONTRACTING                                                                          38
         24.1     Assignment                                                                                     38
         24.2     Subcontracting generally                                                                       38
         24.3     Contractor's responsibility                                                                    39

25       PRINCIPAL                                                                                               39
         25.1     Principal's Directions                                                                         39
         25.2     Principal's Representative                                                                     40

26       CONTRACTOR'S REPRESENTATIVE                                                                             41

27       CONTRACTOR'S EMPLOYEES AND SUBCONTRACTORS                                                               41
         27.1     Employees and Subcontractors                                                                   41
         27.2     Organisation Structure and Key Personnel                                                       41

28       DAMAGES TO PERSONS AND PROPERTY                                                                         42
         28.1     Protection of people and property                                                              42
         28.2     Urgent protection                                                                              42
         28.3     Occupational health and safety                                                                 43

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
29       INDEMNITY AND LIMITATION AND EXCLUSION OF LIABILITY                                                     43
         29.1     Indemnities                                                                                    43
         29.2     No consequential losses                                                                        44
         29.3     Limitation on liability                                                                        44
         30       Insurances                                                                                     45
         30.1     Principal's Insurance                                                                          45
         30.2     Contractor's Insurance                                                                         45

31       INSPECTION AND PROVISIONS OF INSURANCE POLICIES                                                         46
         31.1     Proof of insurance                                                                             46
         31.2     Failure to produce proof of insurance                                                          46
         31.3     Notices from or to the insurer                                                                 46
         31.4     Notices of potential claims                                                                    47
         31.5     Care of the Services and settlement of claims                                                  47
         31.6     Cross liability                                                                                48
         31.7     Deductibles                                                                                    48

32       PAYMENT OF WORKERS AND SUBCONTRACTORS                                                                   48
         32.1     Workers and subcontractors                                                                     48
         32.2     Withholding payment                                                                            49
         32.3     Direct payment                                                                                 49

33       WORKING HOURS                                                                                           49

34       SUSPENSION                                                                                              49
         34.1     Principal's suspension                                                                         49
         34.2     Contractor's suspension                                                                        50
         34.3     Recommencement                                                                                 50
         34.4     Costs of suspension                                                                            50

35       DEFAULT OR INSOLVENCY                                                                                   51
         35.1     Preservation of other rights                                                                   51
         35.2     Contractor's default                                                                           51
         35.3     Principal's notice to rectify                                                                  51
         35.4     Principal's rights                                                                             51
         35.5     Take out                                                                                       52
         35.6     Principal's default                                                                            52
         35.7     Contractor's notice to rectify                                                                 52
         35.8     Contractor's rights                                                                            53
         35.9     Termination                                                                                    53
         35.10    Insolvency                                                                                     53
         35.11    Termination for convenience                                                                    53
         35.12    Employment of personnel                                                                        53

36       TERMINATION PLAN                                                                                        54
         36.1     General                                                                                        54
         36.2     Termination Plan to be approved and updated                                                    54
         36.3     Withholding payment                                                                            55
         36.4     Implementation of Termination Plan                                                             55

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
37       SET-OFFS BY THE PRINCIPAL                                                                               55

38       NOTIFICATION OF CLAIMS                                                                                  56
         38.1     Notice of claim                                                                                56
         38.2     Updating Notice of Claim                                                                       56
         38.3     Time bar                                                                                       56

39       DISPUTE RESOLUTION                                                                                      57
         39.1     Notice of Dispute                                                                              57
         39.2     More than one Dispute                                                                          57
         39.3     Response                                                                                       57
         39.4     Without Prejudice meeting                                                                      57
         39.5     Arbitration                                                                                    58
         39.6     Litigation                                                                                     58
         39.7     Continued performance of Contract                                                              58
         39.8     Condition precedent to arbitration and litigation                                              58
         39.9     Injunctive or urgent relief                                                                    59

40       GENERAL                                                                                                 59
         40.1     Costs and expenses                                                                             59
         40.2     Service of notices                                                                             59
         40.3     Waiver of conditions                                                                           60
         40.4     Prohibition and enforceability                                                                 60
         40.5     Variation                                                                                      60
         40.6     Cumulative rights                                                                              61
         40.7     Counterparts                                                                                   61
         40.8     To the extent not excluded by law                                                              61
         40.9     Attorneys                                                                                      61
         40.10    Survival of obligations                                                                        61
         40.11    Warranties                                                                                     61
         40.12    Entire agreement                                                                               62
         40.13    Governing law and jurisdiction                                                                 62
         40.14    VAT                                                                                            63

ANNEXURE PART A - SCOPE OF SERVICES

ANNEXURE PART B - FORM OF UNCONDITIONAL UNDERTAKING

ANNEXURE PART C - FEES AND BUDGET, RATES, KPIS

ANNEXURE PART D - DEED OF GUARANTEE

ANNEXURE PART E - DEED OF NOVATION

ANNEXURE PART F - ORGANISATION STRUCTURE AND KEY PERSONNEL

ANNEXURE PART G - PRECONTRACT MEETING MINUTES

ANNEXURE PART H - CONTRACTOR'S PROPOSAL

ANNEXURE PART I - INSURANCES

ANNEXURE PART J - CONSENT DEED

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THIS CONTRACT

            is made on                                                      2003
            between the following parties:

            1.    INTEROIL LIMITED

                  a company incorporated in the Independent State of Papua New Guinea of Level 6, Defens Haus, Port Moresby, Papua New Guinea (PRINCIPAL)

            2.    PETROFAC NIUGINI LIMITED

                  a company incorporated in the Independent State of Papua New Guinea of 12th Floor, Deloitte Tower, Port Moresby, National Capital District, Papua New Guinea
                  (CONTRACTOR)

RECITALS

            A. The Contractor is experienced in the performance of services of the same nature as the Services and has offered to provide the Services.

            B. It has been agreed that the Contractor will provide the Services in accordance with and subject to the provisions of the Contract.

            C. The Principal is legally entitled to enter into the Contract and provide access to the Site and the Facility for the purposes of the Contract.

THE PARTIES AGREE

            in consideration of, among other things, the mutual promises contained in the Contract:

1     DEFINITIONS AND INTERPRETATION

      1.1   DEFINITIONS

            In the Contract, except where the context otherwise requires:

            ADDITIONAL CAPITAL EXPENDITURE means the actual direct costs reasonably and properly incurred by the Contractor in performing the Additional Capital Expenditure Services without profit or margin;

            ADDITIONAL CAPITAL EXPENDITURE SERVICES means:

            (a)   any Major Repairs and Replacements; and

            (b)   any Improvements and Expansions;

            ANNUAL OPERATING BUDGET means:

            (a) in respect of the Services from the Commencement Date until the last day of the first Operating Year, the budget set out in Annexure Part C;

            (b) in respect of the Services for each Operating Year after the first Operating Year, the budget determined in accordance with clause 15.3;

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            ANNUAL OPERATING BUDGET REPORT means the detailed report prepared by the Contractor setting out the details of the Annual Operating Budgets and the Indicative Annual Operating Budgets;

            BACKGROUND MATERIALS means all Documents owned or licensed by a party that existed prior to the Execution Date and any Modifications subsequently made to those Documents at any time;

            BUSINESS DAY means a day that is not a Saturday, Sunday or Public Holiday;

            CAPITAL EXPENDITURE means expenditure for equipment, machinery, fixed assets, real property and improvements which under current accounting practice is regarded as capital expenditure;

            CENTRAL BANK means the Bank of Papua New Guinea of ToRobert Haus, Douglas Street, Port Moresby, Papua New Guinea;

            CLAIM includes any claim:

            (a) concerning or arising out of or in connection with or relating to:

                  (1)   the Contract;

                  (2)   the Services; or

                  (3)   the Facility; and

            (b) whether in tort, in equity, pursuant to any applicable domestic or international statute or law, or of any other kind under any applicable law;

            COMMENCEMENT DATE means the later of the Execution Date and the date the Contract becomes unconditional under clause 2;

            COMMITTEE means the committee established under clause 13, which comprises:

            (a)   the Principal's Representative;

            (b)   the Contractor's Representative; and

            (c) any other person reasonably required by the Principal's Representative or the Principal from time to time;

            CONFIDENTIAL INFORMATION means, in relation to any party to the Contract, information relating to a party's business, computer systems or affairs and includes any:

            (a)   trade secrets, know-how, scientific and technical information;

            (b)   product, customer, marketing or pricing information;

            (c)   information in relation to the Contract; and

            (d) any other information which a party notifies the other is confidential, or which the other party knows or ought to know is confidential;

            CONSENT DEED means the deed of that name between the Principal, the Contractor and the Financier dated on or about the Execution Date in the form of Annexure Part J;

            CONTRACT means this document and all annexures to this document;

            CONTRACT MATERIALS means:

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            (a)   all Documents created or developed by or on behalf of the
                  Contractor during the Term in connection with the Contract;
                  and

            (b) all of the Contractor's Background Materials which the Contractor makes available for use in connection with the Contract;

            CONTRACTOR means Petrofac Niugini Limited, a company incorporated in the Independent State of Papua New Guinea;

            CONTRACTOR GROUP means the Contractor, its subcontractors, its and their respective Related Bodies Corporate and its and their respective employees, agents and consultants, but does not include any member of the Principal Group;

            CONTRACTOR'S INSURANCE means the insurance specified in, and in accordance with, Annexure Part I.

            CONTRACTOR'S PROPOSAL means the Contractor's proposal set out in Annexure Part H;

            CORPORATIONS ACT means the Corporations Act 2001 of the Commonwealth of Australia;

            DATE OF PRACTICAL COMPLETION means the date evidenced in a Certificate of Practical Completion under the EPC Contract or, where another date is determined in any arbitration or litigation, that other date;

            DEED OF GUARANTEE means the deed of guarantee and indemnity in the form of Annexure Part D;

            DEED OF NOVATION means the deed of novation in the form of Annexure Part E;

            DELIVERABLE DOCUMENTS means all Documents required to be submitted, delivered, supplied or otherwise given by the Contractor to the Principal under the Contract, including as referred to in the Scope of Services and including Reports and Plans;

            DIRECTION includes agreement, approval, assessment, authorisation, certificate, decision, demand, determination, explanation, instruction, notice, order, permission, rejection, request or requirement;

            DISPUTE means any dispute, difference or issue between the parties concerning or arising out of or in connection with or relating to the breach, termination, validity, repudiation, rectification, frustration, operation or interpretation of the Contract or the subject matter of the Contract including, without limitation, any Claim;

            DOCUMENTS includes any material in any form (tangible or intangible) including, without limitation, documents, Operation and Maintenance Manuals and other manuals, Reports, data, drawings, diagrams, charts, software, software tools, know-how, technology or processes;

            ENVIRONMENTAL MANAGEMENT AND MONITORING PLAN has the meaning in the Scope of Services;

            ENVIRONMENTAL REPORT has the meaning in clause 7(b);

            EPC CONTRACT means the engineering, procurement and construction contract between the Principal and the EPC Contractor dated 26 March 2002 for the engineering, procurement and construction of the Facility;

            EPC CONTRACTOR means Clough Niugini Limited, a company incorporated in the Independent State of Papua New Guinea;

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            EXECUTION DATE means the date on which the Contract is executed by the parties;

            FACILITIES MANAGEMENT BEST PRACTICE means the exercise of that degree of skill, care, prudence, foresight and operating and maintenance practice which could reasonably and ordinarily be expected from a skilled and experienced contractor engaged in the operation, maintenance and management of facilities and refinery processes having similar characteristics to the Facility and the Refining Process under the same or similar physical (but not taking into account financial) circumstances;

            FACILITY means the refinery facility at Napa Napa, Port Moresby, Papua New Guinea owned by the Principal, including all refining, processing, storage and administrative infrastructure, marine and camp facilities, internal access roads and security fencing;

            FINAL TERMINATION PLAN has the meaning in clause 36.2(b)(3);

            FINANCIER means Overseas Private Investment Corporation, an agency of the Government of the United States of America;

            FORCE MAJEURE means acts of war, revolution, riots, civil commotion, acts of a public enemy, embargo, acts of government in its sovereign capacity, strikes or other industrial action (other than strikes or industrial action taken by some or all of the party's employees), earthquakes, floods or other natural disasters but only where the above listed acts, events or conditions:

            (a) are beyond the reasonable control of the party claiming relief for Force Majeure; and

            (b) could not be avoided by the use of reasonable diligence by that party;

            FOREIGN CORRUPT PRACTICES ACT means the Foreign Corrupt Practices Act of 1977 15 USC ss78dd-1 (USA)

            GOVERNMENT AGENCY means any government or governmental, semi-governmental, administrative, fiscal or judicial body, quasi-judicial or administrative entity, agency or authority having jurisdiction over any part of, or in connection with the Services;

            GROSS NEGLIGENCE means any act, omission or failure to act (whether sole, joint or concurrent) by Operations Personnel which was intended to cause or which was in reckless disregard of or wanton indifference to, harmful and avoidable consequences which such person knew, or should have known, such act, omission or failure to act would have had on the safety or property of another person or entity but shall not include any error of judgement or mistake in the exercise of any function, authority or discretion in good faith and specifically vested in such Operations Personnel by the Principal and which is justifiable for the safeguarding of life, property or the environment or due to emergency;

            GUARANTOR means Petrofac Facilities Management Limited, a company incorporated in Scotland with registered number 75047;

            IMPROVEMENTS AND EXPANSIONS means any Modification, addition or upgrading of the Facility or the Refining Process which requires Capital Expenditure (including Technological Innovations) other than items of Capital Expenditure which:

            (a) are contemplated in the Annual Operating Budget or the Operations and Maintenance Manuals; or

            (b) would be regarded, by a skilled and experienced contractor engaged in the operation, maintenance and management of facilities having similar characteristics to the Facility, as routine or preventative maintenance or repairs or otherwise an operating expense;

            INCENTIVE AMOUNT means an amount payable by the Principal to the Contractor in excess of the Management Fee for exceeding a Key Performance Indicator calculated in accordance with the formulae determined under clause 15.3 and Annexure Part C;

            INDICATIVE ANNUAL OPERATING BUDGETS means the indicative annual costs budgets for the Services for the second, third, fourth and fifth Operating Years set out in Annexure Part C;

            INSOLVENCY EVENT means where:

            (a) either party informs the other party or any of its creditors that it is insolvent or unable to pay its debts as they fall due or either party reasonably suspects the other party is insolvent or unable to pay its debts as they fall due;

            (b) either party enters into a composition or arrangement with its creditors or calls a meeting of creditors to entering into a composition or arrangement;

            (c) a mortgagee seeks to exercise a right of possession or control over the whole or a substantial part of a party's property;

            (d) either party takes or has instituted against it an action or proceedings whether voluntary or compulsory with the object of, or which may result in, the winding-up of that party;

            (e) either party has a winding-up order made against it or passes a resolution for winding-up; or

            (f) either party goes into liquidation, has appointed, or is a party to the appointment of, an official manager, administrator, receiver, provisional liquidator or liquidator to the whole or part of its property or undertaking;

            INTELLECTUAL PROPERTY RIGHT means any patent, registered design, trademark or name, copyright or other protected right;

            KEY PERFORMANCE INDICATORS means the key performance indicators designed to capture the level to which the Contractor has performed a certain obligation as determined by the parties under clause 15.3 and Annexure Part C to be critical to the Contractor's performance of the Services under the Contract.

            KEY PERSONNEL means the personnel of the Contractor listed in Annexure Part F;

            LEGISLATIVE REQUIREMENT includes:

            (a) Acts, Ordinances, regulations, by-laws, orders, awards and proclamations of the jurisdiction where the Services or any part thereof are being performed;

            (b) certificates, licences, consents, permits, authorisations, approvals and requirements of organisations having jurisdiction in connection with the performance of the Services; and

            (c)   fees and charges payable in connection with the foregoing;

            MAJOR REPAIRS AND REPLACEMENTS means all repairs to and replacements of any part of the Facility or the Site which require Capital Expenditure other than items of Capital Expenditure which:

            (a) are contemplated in the Annual Operating Budgets or the Operations and Maintenance Manuals (including spare parts); or

            (b) would be regarded, by a skilled and experienced contractor engaged in the operation, maintenance and management of facilities having similar characteristics to the Facility, as routine or preventative maintenance or repairs or otherwise an operating expense;

            MAJOR REPAIRS AND REPLACEMENTS BUDGET means the annual budget for Major Repairs and Replacements to the Facility and the Site as revised from time to time;

            MANAGEMENT FEE means the management fee set out in Annexure Part C payable by the Principal to the Contractor in respect of the Contractor's profit margin and overhead and corporate administration;

            MANAGEMENT PLAN has the meaning in the Scope of Services;

            MATERIALS AND EQUIPMENT includes the materials, supplies, machinery, tools, apparatus, equipment, buildings, computer hardware, computer software, roads, right-of-ways, services, spare parts and other items of whatever nature specified and supplied by the Contractor to provide the Services;

            MOBILISATION PLAN has the meaning in the Scope of Services;

            MODIFICATIONS means any enhancements, adaptations, changes, alterations or variations;

            MONTH means:

            (a) each period of one month from the Commencement Date (and from the same day of each subsequent month) until the Date of Practical Completion; and then

            (b) each period of one month from the Date of Practical Completion (and from the same day of each subsequent month) during the Term;

            MORAL RIGHTS means the rights conferred on authors of literary works by Part IX of the Copyright Act 1968 (Cth);

            NOTICE OF COMMISSIONING means a notice from the Principal to the Contractor advising when the EPC Contractor intends to commence the commissioning of the Facility under the EPC Contract;

            NOTICE OF DISPUTE has the meaning in clause 39.1;

            OCCUPATIONAL HEALTH AND SAFETY PLAN has the meaning in the Scope of Services;

            OPERATING YEAR means each period of one year from the Date of Practical Completion (and each anniversary of the Date of Practical Completion) during the Term;

            OPERATION AND MAINTENANCE MANUALS means the manuals referred to in clause 11.2 (as amended and updated from time to time in accordance with clause 11.2) which describe the policy, practices and procedures for the operation and maintenance of the Facility;

            OPERATION AND MAINTENANCE PLAN has the meaning in the Scope of Services;

            OPERATIONS PERSONNEL means any person employed by the Contractor or the Principal, as the case may be, as a technician or in any more senior level, as the case may be, with direct responsibility for the conduct of operations or the performance of the Services and other obligations under this Contract;

            OPIC LOAN AGREEMENT means the loan agreement between the Principal and the Financier dated 12 June 2001;

            OPIC ENVIRONMENTAL REQUIREMENTS means the requirements set forth in the OPIC Environmental Handbook, April 1999;

            ORGANISATION STRUCTURE means the organisation structure for the Facility set out in Annexure Part F;

            OTHER CONTRACT DOCUMENTS means:

            (a)   Precontract Meeting Minutes; and

            (b)   Contractor's Proposal;

            OTHER CONTRACTOR means any of the contractors of the Principal (other than the Contractor) in relation to the Facility and the Site, any subcontractors of such contractors, its and their respective Related Bodies Corporate and its and their respective employees, agents and consultants;

            PERFORMANCE SECURITY has the meaning in clause 14.1;

            PLANS includes the plans referred to in the Scope of Services, as each such plan may be updated, amended and developed under clause 10;

            PRECONTRACT MEETING MINUTES means the minutes of meeting set out in Annexure Part G;

            PRINCIPAL means InterOil Limited, a company incorporated in the Independent State of Papua New Guinea;

            PRINCIPAL GROUP means the Principal, its Other Contractors, its and their respective Related Bodies Corporate and its and their respective employees, agents and consultants, but does not include any member of the Contractor Group;

            PRINCIPAL'S INSURANCE means the insurance specified in, and in accordance with, Annexure Part I.

            PRINCIPAL'S REPRESENTATIVE means a person appointed in writing by the Principal under subclause 25.2;

            PRODUCTS means all refined petroleum products produced by the Facility from time to time;

            PUBLIC HOLIDAY means a day gazetted as a public holiday in the Independent State of Papua New Guinea by the Government of Papua New Guinea;

            QUALITY PLAN has the meaning in the Scope of Services;

            RATES means the rates set out in Annexure Part C;

            RAW MATERIALS means the crude oil made available by the Principal for the Refining Process;

            REBATE AMOUNT means an amount payable by the Contractor to the Principal as a rebate of the Management Fee for a failure by the Contractor to achieve a Key Performance Indicator calculated in accordance with the formulae determined under clause 15.3 and Annexure Part C;

            RECORDS means proper and fully detailed records and books of account relating to the performance of the Services and the Contractor's other obligations under the Contract, including all relevant details of:

            (a) all costs, prices and charges in contracts with any subcontractors and costs breakdowns as required by the Principal;

            (b)   the Contractor's personnel costs;

            (c)   other management and administrative costs and overheads;

            (d)   performance of the Facility;

            (e)   production costs; and

            (f)   quantity and quality of Product;

            REFINING PROCESS means the process of refining the Raw Materials to produce the Products including the transportation of Raw Materials and Products to and from and within the Site and the Facility;

            REIMBURSABLE COSTS means the actual direct costs reasonably and properly incurred by the Contractor in performing the Services without profit or margin but excluding Additional Capital Expenditure;

            RELATED BODY CORPORATE has the same meaning as set out in the Corporations Act;

            REPORTS means the reports referred to in clause 12, the Environmental Report and any other report referred to in the Scope of Services;

            SCOPE OF SERVICES means the summary of the Principal's requirements for the Services set out in Annexure Part A;

            SERVICES means:

            (a)   the services referred to in the Scope of Services;

            (b)   any Additional Capital Expenditure Services;

            (c)   any Variations; and

            (d)   all other services necessary for the safe and efficient:

                  (1)   operation and maintenance of the Facility; and

                  (2) management of the Facility, the Refining Process and the Site,

                  in accordance with Facilities Management Best Practice;

            SITE means all land and sub-sea areas within the boundaries of the Site Leases where the Services are to be performed and includes:

            (a)   all access roads to and within the Facility; and

            (b)   where the context so requires, anything on the Site;

            SITE LEASES means:

            (a) State Lease No. 03116/0510 in respect of land described as Portion 510, Milinch Granville, Fourmil Moresby;

            (b) State Lease No. 49/714/1130 in respect of land described as Portion 1130, Milinch Granville, Fourmil Moresby;

            (c) State Lease No. 04116/1499 in respect of land described as Portion 1499, Milinch Granville, Fourmil Moresby; and

            (d) State Lease 04116/1500 in respect of land described as Portion 1500, Milinch Granville, Fourmil Moresby,

            in each case as granted to the Principal pursuant to the Land Act (Chapter No. 185) and any state lease or leases in replacement thereof;

            SPILL PREVENTION CONTROL AND COUNTERMEASURE PLAN has the meaning in the Scope of Services;

            TAX means:

            (a) any tax, levy, charge, impost, duty, fee, deduction, compulsory loan or withholding; or

            (b)   any income, stamp or transaction duty, tax or charge,

            that is assessed. levied, imposed or collected by any Government Agency and includes any interest, fine, penalty, charge, fee or other amount imposed on or in respect of any of the above;

            TECHNOLOGICAL INNOVATIONS means innovations or advancements of a technological nature for the purpose of improving the performance capabilities of the Facility or the Refining Process and require Capital Expenditure;

            TERM means the period from the Commencement Date until the expiry or termination of the Contract;

            TERMINATION PLAN has the meaning in clause 36.1; and

            TRAINING PLAN has the meaning in the Scope of Services;

            VARIATION means any increase, decrease or omission to the Scope of Services, excluding:

            (a)   any Additional Capital Expenditure Services; and

            (b) any Direction by the Principal to perform the Services in accordance with the Contract;

            VAT means the value added tax levied under the VAT Act;

            VAT ACT means the Value Added Tax Act 1998 (No. 51 of 1998) (PNG);

            WORLD BANK GUIDELINES means:

            (a)   the World Bank 1998 Pollution and Abatement Handbook for:

                  (1)   Petroleum Refining;

                  (2)   General Environmental Guidelines; and

                  (3)   Monitoring Guidelines;

            (b) the International Finance Corporation General Health and Safety Guidelines; and

            (c) the "Techniques for Assessing Industrial Hazards" included in the September 1985 World Bank Guidelines for Identifying, Analysing and Controlling Major Hazard Installation in Developing Countries with respect to environmental and safety issues associated with explosions, fire and other accidents.

      1.2   INTERPRETATION

            In the Contract:

            (a) references to days means calendar days and references to a person include an individual, firm or a body, corporate or unincorporated;

            (b) references to a month from a particular date means the period from that date until and including the day before the same date of the following calendar month;

            (c) unless otherwise stated, time for doing any act or thing under the Contract will, if it ends on a Saturday, Sunday or Public Holiday, be deemed to end on the day next following which is not a Saturday, Sunday or Public Holiday;

            (d) clause headings and subclause headings in the Contract do not form part of the Contract and will not be used in the interpretation of the Contract;

            (e) words in the singular include the plural and words in the plural include the singular, according to the requirements of the context. Words importing a gender include every gender;

            (f) communications between the Principal and the Contractor must be in the English language;

            (g) measurements of physical quantities must be in legal units of measurement of Queensland;

            (h) unless otherwise provided, payments of Reimbursable Costs and Additional Capital Expenditure shall be in the same currency or currencies as the relevant actual costs were incurred by the Contractor and otherwise in the currency of the Independent State of Papua New Guinea;

            (i) the law governing the Contract, its interpretation and construction, is the law of Queensland;

            (j) no provision of the Contract will be construed adversely to a party solely on the ground that the party was responsible for the preparation of the Contract or that provision;

            (k) a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute;

            (l) a reference to a document includes all amendments or supplements to, or replacements or novations of, that document;

            (m) a reference to a party to a document includes that party's employees, agents, contractors, successors and permitted assigns; and

            (n) a reference to a body, other than a party to the Contract (including, without limitation, an institute, association or authority), whether statutory or not:

                  (1)   which ceases to exist; or

                  (2) whose powers or functions are transferred to another body,

                  is a reference to the body which replaces it or which substantially succeeds to its powers or functions.

2     CONDITIONS PRECEDENT

            The Contract will be of no legal force and effect unless and until

            (a) requisite regulatory approval has been received from the Central Bank; and

            (b) the Principal, the Contractor and the Financier have executed and delivered the Consent Deed.

3     TERM

      3.1   INITIAL TERM

            The Contract:

            (a)   commences on the Commencement Date; and

            (b) subject to clause 3.2, shall continue for a period of 5 Operating Years from the Date of Practical Completion, unless terminated in accordance with clause 35.

      3.2   EXTENDED TERM

            Unless the Contract has been terminated in accordance with clause 35, the Principal may give notice (in its sole and unfettered discretion) to the Contractor no later than 3 Months before the expiry of the fifth Operating Year that the Principal has elected that the Contract will automatically continue and, if the Principal gives a notice under this clause, the Contract shall continue until the Contract is terminated in accordance with clause 35.

4     PERFORMANCE AND PAYMENT

      4.1   SERVICES

            The Contractor must perform the Services in accordance with:

            (a)   the Contract; and

            (b) the Directions of the Principal in accordance with the Contract.

      4.2   PAYMENT

            The Principal must pay the Contractor:

            (a)   the Management Fee;

            (b)   the Reimbursable Costs; and

            (c)   any Additional Capital Expenditure,

            in accordance with the Contract.

      4.3   GOOD FAITH

            The Principal and the Contractor must act honestly and in good faith in the performance of their respective obligations under the Contract.

5     CONTRACTOR RESPONSIBILITIES

      5.1   DELIVERY OF SERVICES - GENERAL

            (a)   When providing the Services, the Contractor must:

                  (1) engage personnel to perform the Services who are both competent and professional;

                  (2) provide, operate and maintain Materials and Equipment sufficient to perform the Services;

                  (3)   provide the Services in a professional manner; and

                  (4)   comply with all Legislative Requirements.

            (b)   The Contractor must:

                  (1)   provide the Services in accordance with:

                        (A)   Facilities Management Best Practice; and

                        (B)   the Operation and Maintenance Manuals; and

                        (C)   any other requirements of the Contract; and

                  (2) continuously improve operation and maintenance standards and systems to reflect Facilities Management Best Practices, including performance standards and management and control systems.

            (c) In complying with its obligations under the Contract and particularly Facilities Management Best Practice, the Contractor must perform the Services:

                  (1)   so as not to:

                        (A)   cause or contribute to any defect in the Facility;
                              or

                        (B) have any adverse impact on the good working order of the Facility; and

                  (2)   so that the Facility:

                        (A)   meets the Key Performance Indicators; and

                        (B)   maximises output and quality of Product.

      5.2   NOTICE OF COMMISSIONING

            (a) No later than 28 days prior to the date on which the EPC Contractor anticipates commencing the commissioning of the Facility, the Principal must give the Contractor a Notice of Commissioning.

            (b) The Contractor must commence and continue to perform the Services from the Commencement Date to ensure that the Contractor does not cause any delay to the Date of Practical Completion.

            (c)   The Contractor must prior to the Date of Practical Completion:

                  (1) co-operate with the Principal and with the EPC Contractor in complying with all timelines, directions and instructions of the EPC Contractor; and

                  (2) not through any act or omission on the part of the Contractor or its subcontractors, employees or agents cause:

                        (A) any delay or interference to the activities of the EPC Contractor; or

                        (B)   any delay to the Date of Practical Completion.

      5.3   SITE AND FACILITY

            (a) Without limiting clause 5.3(b), the Contractor acknowledges that it has:

                  (1)   had access to;

                  (2)   carried out a general inspection of; and

                  (3)   conducted its own enquiries in respect of,

                  the Site and the Facility in order to establish, understand and satisfy itself as far as practicable as to:

                  (4)   the nature and status of; and

                  (5)   all risks and contingencies associated with,

                  the Site and the Facility.

            (b) The Contractor acknowledges and agrees that the Services include all responsibility and risks related to the physical conditions and characteristics, location and employment conditions of the Site and the Facility and include all costs associated with:

                  (1) removal of any material required to be removed for reasons of removing hazardous materials or conditions from the Site and the Facility or for the Services to be completed as required by the Contract;

                  (2) the location and adequacy of existing services, including all pipes, cables and plumbing;

                  (3) the adequacy and position of all load bearing and support structures;

                  (4) all other physical conditions and characteristics of the Site above, on or below the surface which may affect the performance by the Contractor of its obligations under the Contract (other than latent conditions which a contractor, exercising Facilities Management Best Practices, would not reasonably be aware
                        of);

                  (5) any adverse impact the Services may have on any adjacent or adjoining land;

                  (6) the availability and reliance of commercial airlines, ship operators, tug and stowage operators and other suppliers of logistical support;

                  (7) the equipment, facilities and resources needed for the performance of the Services and the remedying of any defect including accommodation, transportation, handling and storage;

                  (8) the availability of labour, equipment, parts, consumables, procurement items, fuel, water, electricity and other utilities;

                  (9) the local laws, regulations and customs including fiscal and social legislation and practices, import and export regulations and conditions of employment of foreign personnel in Papua New Guinea;

                  (10)  local community and security conditions; and

                  (11) any other local conditions that may affect the performance of the Services,

                  and the Contractor acknowledges that:

                  (12) the Management Fee, the Rates and the Annual Operating Budget include or shall include an allowance for all costs associated with the Contractor's risk and responsibilities under clause 5.3; and

                  (13) the Contractor is not entitled to make any Claim and there shall be no increase to the Management Fee or the Rates or amendment to the Annual Operating Budget in respect of those risks and responsibilities.

6     LEGISLATIVE REQUIREMENTS

      6.1   COMPLIANCE

            (a)   The Contractor must comply with all Legislative Requirements.

            (b) The Contractor, upon finding that a Legislative Requirement is inconsistent with a provision of the Contract, must promptly give the Principal written notice of the inconsistency.

            (c) The Contractor is not entitled to make any Claim and there shall be no increase to the Management Fee or the Rates or amendment to the Annual Operating Budget for any inconsistency between a Legislative Requirement and any provision of the Contract.

      6.2   CHANGES

            If a Legislative Requirement:

            (a)   necessitates;

                  (1)   a change to the Services; or

                  (2)   a change in a fee or charge; or

                  (3)   payment of a new fee or charge;

            (b) has effect after the Execution Date but could not reasonably have been anticipated before the Execution Date by a competent and experienced contractor performing services in the nature of the Services; and

            (c) causes the Contractor to incur more or less cost than otherwise would have been incurred,

            the difference shall be assessed by the Principal's Representative under clause 16.4 and shall be deemed to constitute a Variation and the relevant Annual Operating Budget shall be amended accordingly.

      6.3   MITIGATION

            The Contractor must use all reasonable endeavours to minimise or mitigate the effects of a change in Legislative Requirements.

      6.4   ASSISTANCE OF THE PRINCIPAL

            The Principal must provide all reasonable assistance required by the Contractor to obtain all consents, licences, permits or authorities necessary for the Contractor to perform the Services.

      6.5   DOCUMENTS EVIDENCING APPROVALS OF AUTHORITIES

            The Contractor must give the Principal copies of documents issued to the Contractor by municipal, public or other statutory authorities in respect of the Services and, in particular, confirming the compliance (or otherwise) of the Contractor with Legislative Requirements.

      6.6   PROHIBITION OF CORRUPT PRACTICES

            The Contractor represents, warrants and agrees that:

            (a) The Contractor's directors, officers, employees, agents and representatives are not now and will not during the Term be a candidate for office or an employee, officer or representative of the government of Papua New Guinea or of any government agency, government instrumentality or political party of Papua New Guinea;

            (b) The Contractor will not use any part of any payment by the Principal under the Contract to make any payment or gift, either directly or indirectly, to any employee, officer or representative of any government, including the government of Papua New Guinea;

            (c) The Contractor shall at all times ensure that it complies with the Foreign Corrupt Practices Act;

            (d) The Contractor maintains and will continue to maintain appropriate systems and internal accounting controls to monitor and ensure compliance with its obligations under this clause; and

            (e) The Contractor shall ensure that all subcontracts include terms that require subcontractors to comply with the same obligations as are contained in clauses 6.6(a), (b), (c) and
                  (d).

7     ENVIRONMENTAL COMPLIANCE

            (a)   The Contractor must perform the Services in compliance with:

                  (1)   the World Bank Guidelines;

                  (2)   the OPIC Environmental Requirements;

                  (3)   the Environmental Management and Monitoring Plan; and

                  (4)   all applicable Legislative Requirements.

            (b) The Contractor must, one month prior to each anniversary of the date of the OPIC Loan Agreement, submit to the Principal a self-monitoring environmental report in a form acceptable to the Principal (ENVIRONMENTAL REPORT).

            (c) The Environmental Report must include, without limitation, regular testing results for any emissions standards, effluent standards, noise, reports of material non-compliance with relevant environmental guidelines and requirements and remedial actions required to meet relevant environmental guidelines and requirements.

            (d) The Contractor must prior to the expiry of the second Operating Year submit to the Principal an acceptable assessment, by a suitably qualified independent engineer, of the current status of the Facility's compliance with the guidelines, requirements and plans referred to in clause 7(a).

            (e) Within 24 hours of its occurrence, the Contractor must submit to the Principal an acceptable written notice of any accident impacting on the environment or resulting in the loss of life.

8     QUALITY

      8.1   QUALITY ASSURANCE

            (a)   The Contractor must:

                  (1) plan, develop, establish and maintain the quality assurance system/s which are referred to in the Scope of Services; and

                  (2) ensure that the Principal has access to the quality assurance system/s of the Contractor.

            (b) The quality assurance system/s of the Contractor shall be used only as an aid to achieving compliance with the Contract and such system/s will not in any way:

                  (1) relieve the Contractor of any of its liabilities or responsibilities to the Principal under the Contract or otherwise according to law; or

                  (2) lessen or affect the Principal's rights against the Contractor under the Contract or otherwise according to law.

8.2   NON-COMPLIANCE

            (a) If the Principal becomes aware of any Services (including any Materials and Equipment) which do not comply with the Contract, the Principal will as soon as practicable give the Contractor written details thereof and the Principal may Direct the Contractor to remedy the non-compliance, including the manner and reasonable time for doing so.

            (b)   If:

                  (1) the Contractor fails to comply with a Direction under the clause 8.2(a); and

                  (2) the failure has not been made good within a reasonable time after the Contractor receives written notice that the Principal intends to have the relevant Direction complied with by others, the Principal may instruct others to comply with the Direction and the costs incurred shall be moneys due from the Contractor to the Principal.

      8.3   ACCEPTANCE OF NON-COMPLIANCE OR LESSER STANDARD

            A Direction pursuant to clause 8.2 may:

            (a) Direct the Contractor that the Principal elects to accept the non-compliance; or

            (b) Direct the Contractor to perform the Services to a lesser standard than required by the Contract,

            in which case the Direction shall be deemed to constitute a Variation and the Annual Operating Budget shall be amended accordingly.

      8.4   DEFECTS OF THE EPC CONTRACTOR

            (a) The Contractor must inspect the Facility regularly during the first Operating Year and in accordance with the Operation Maintenance Manuals for the purpose of identifying any defects in the Facility for which the EPC Contractor is or may be responsible under the EPC Contract.

            (b) The Contractor must promptly notify the Principal of any defects the Contractor detects in the Facility, including any impact or potential impact (including timing) on the Refining Process and any recommendation (including timing and cost or likely cost) to ensure there is no adverse impact on the Refining Process or the Facility.

9     DISCREPANCIES

            (a) The Contractor acknowledges that it has reviewed the documents forming the Contract and other documents prepared for the purpose of performing the Services and is satisfied with the adequacy of those documents to perform its obligations under the Contract, including the performance of the Services.

            (b) If either party discovers any conflict, inconsistency, ambiguity or discrepancy in any document prepared for the purpose of performing the Services, that party must give the other written notice of it and the Principal's Representative will then Direct the Contractor as to the interpretation and construction such that where the conflict, inconsistency, ambiguity or discrepancy:

                  (1) relates to the standard of performance of the Services, the higher standard shall apply; and

                  (2) is between any two or more of the following documents, the following order of priority shall apply:

                        (A)   this document, excluding the annexures;

                        (B)   the Scope of Services;

                        (C) the annexures to this document, other than the Scope of Services and the Other Contract Documents;

                        (D)   the Other Contract Documents; and

                  (3) otherwise, as the Principal in its sole and unfettered discretion directs.

            (c) The Contractor is not entitled to make any Claim and there shall be no increase to the Management Fee or the Rates or amendment to the Annual Operating Budgets as a result of:

                  (1) any ambiguity or discrepancy in or between any document or documents forming part of the Contract or other documents prepared for the purpose of performing the Services (whether prepared before or after the Execution Date and whether prepared by or for the Principal or the Contractor); or

                  (2) any Direction by the Principal's Representative under clause 9(b).

10    PLANS

      10.1  PREPARATION OF PLANS

            (a) The Contractor must prepare the Plans to provide a detailed description of how the Contractor intends to perform the Services and its other obligations under the Contract in accordance with the Contract with respect to the subject matter of each Plan.

            (b) The Contractor acknowledges and agrees that the Plans will require ongoing development, amendment and updating throughout the duration of the Services and performance of the Contractor's other obligations under the Contract to take into account:

                  (1)   Variations and Additional Capital Expenditure Services;

                  (2)   changes in Legislative Requirements; and

                  (3) any other events or circumstances which occur or come into existence and which have, or may have, any effect on the manner in which the Contractor performs the Services and its other obligations under the Contract.

      10.2  REVIEW OF PLANS

            (a)   The Principal may:

                  (1)   review any Plan submitted under this clause 10; and

                  (2) if the Plan submitted does not comply with the Contract, notify the Contractor of that non-compliance within 14 days of the submission of the Plan.

            (b) If the Contractor receives a notice under clause 10.2(a)(2), the Contractor must promptly submit an amended Plan to the Principal.

            (c) The Principal owes no duty to the Contractor to review any Plan submitted by the Contractor for errors, omissions or compliance with the Contract.

            (d) Any acknowledgement, approval, acceptance, receipt, recommendation or review of, comment on, or Direction in respect of, any Plan by the Principal (including a request under clause 10.3(b)) will not in any way:

                  (1) relieve the Contractor of any of its liabilities or responsibilities to the Principal under the Contract or otherwise according to law;

                  (2) constitute acceptance by the Principal of the performance of the Contractor's obligations under the Contract;

                  (3) be considered to be an acknowledgment by the Principal that the relevant documents comply with the Contract; or

                  (4) lessen or affect the Principal's rights against the Contractor under the Contract or otherwise according to law.

      10.3  FURTHER DEVELOPMENT OF PLANS

            (a)   The Contractor:

                  (1) warrants that each Plan will be fit for its intended purpose; and

                  (2) must continue to develop and promptly amend or update the Plans to take into account:

                        (A) the circumstances and events referred to in clause 10.1(b) as those circumstances and events occur or come into existence; and

                        (B) any breach or potential breach of the warranty referred to in clause 10.3(a)(1),

                        and promptly submit each further Plan to the Principal as it is further developed, amended or updated.

            (b)   If the Principal believes that:

                  (1) any Plan does not comply with the requirements of the Contract; or

                  (2) the Contractor has not further developed, updated or amended any Plan in accordance with the requirements of clause 10.3(a),

                  the Principal may by written notice request that the Contractor further develop, update or amend the Plan specifying:

                  (3) the reasons why such development, updating or amending is required (or why the Plan does not comply with the Contract); and

                  (4) the time within which such development, updating or amending must occur (which must be reasonable, having regard to the amount of work required),

                  and the Contractor must:

                  (5) further develop, update or amend the Plan as requested by the Principal; and

                  (6) submit the further developed, updated or amended Plan to the Principal within the time specified under clause 10.3(b)(4).

      10.4  COMPLIANCE WITH PLANS

            The Contractor:

            (a) must comply with its obligations as set out in each Plan which has been submitted to the Principal under this clause 10 and in respect of which the Principal has not given a notice under clause 10.2(a)(2); and

            (b) agrees that compliance by it with any Plan will not in any way:

                  (1) relieve the Contractor of any of its liabilities or responsibilities to the Principal under the Contract or otherwise according to law; or

                  (2) lessen or affect the Principal's rights against the Contractor under the Contract or otherwise according to law.

      10.5  INCORPORATION OF PLANS INTO OPERATION AND MAINTENANCE MANUALS

            To the extent that they are relevant to the operation, maintenance or management of the Facility, all Plans must be incorporated into the Operation and Maintenance Manuals.

11    DELIVERABLE DOCUMENTS

      11.1  CONTRACTOR SUPPLIED DOCUMENTS

            (a) The Contractor must supply to the Principal the Deliverable Documents and the number of copies thereof as stated in the Contract or, if not stated, as Directed.

            (b)   If the Contractor submits documents to the Principal, then:

                  (1) the Principal is not be required to check such documents for errors, omissions, inconsistencies, ambiguities, discrepancies or compliance with the Contract;

                  (2) any acknowledgement, approval, acceptance, receipt, recommendation or review of, comment on, or Direction in respect of such documents by the Principal will not:

                        (A) relieve the Contractor of any of its liabilities or responsibilities under the Contract or otherwise according to law;

                        (B) constitute acceptance by the Principal of the performance of the Contractor's obligations under the Contract;

                        (C) be considered as an acknowledgment by the Principal that the relevant documents comply with the Contract; or

                        (D) lessen or affect the Principal's rights against the Contractor under the Contract or otherwise according to law; and

                  (3) if the Contract requires the Contractor to obtain the Principal's Direction about such documents, the Principal shall give, within 14 days after receiving such documents, the appropriate Direction, including reasons if the documents are not suitable.

            (c) Deliverable Documents supplied by the Contractor will be the Principal's property.

      11.2  OPERATION AND MAINTENANCE MANUALS

            (a)   The Contractor must:

                  (1) be available to comment on and review the development of the Operation and Maintenance Manuals to be produced by the EPC Contractor under the EPC Contract; and

                  (2) maintain the Operation and Maintenance Manuals in accordance with the requirements of the Contract.

            (b) The Principal owes no duty to the Contractor to review the Operation and Maintenance Manuals or any draft submitted by the Contractor for errors, omissions or compliance with the Contract.

            (c) Any acknowledgement, approval, acceptance, receipt, recommendation or review of, comment on, or Direction in respect of, any Operation and Maintenance Manuals (or any draft Operations and Maintenance Manuals) by the Principal will not in any way:

                  (1) relieve the Contractor of any of its liabilities or responsibilities to the Principal under the Contract or otherwise according to law; or

                  (2) constitute acceptance by the Principal of the performance of the Contractor's obligations under the Contract;

                  (3) be considered as an acknowledgment by the Principal that the Operation and Maintenance Manuals comply with the Contract; or

                  (4) lessen or affect the Principal's rights against the Contractor under the Contract or otherwise according to law.

            (d)   The Contractor warrants that:

                  (1) the Operation and Maintenance Manuals will be fit for their intended purposes; and

                  (2) compliance with the Operation and Maintenance Manuals will enable it, during the Term, to fulfil its obligations under the Contract.

            (e)   The Contractor:

                  (1) must comply with the Operation and Maintenance Manuals as submitted to the Principal; and

                  (2) agrees that compliance by it with the Operation and Maintenance Manuals will not in any way:

                        (A) relieve the Contractor of any of its liabilities or responsibilities to the Principal under the Contract or otherwise according to law; or

                        (B) lessen or affect the Principal's rights against the Contractor under the Contract or otherwise according to law.

12    REPORTING

      12.1  CONTRACTOR REPORTS

            The Contractor must deliver the Reports to the Principal in accordance with the Contract, including the Scope of Services.

      12.2  WITHHOLDING PAYMENT

            If the Contractor fails to deliver the Reports in accordance with this clause 12 then, until the Contractor provides the Reports containing the information required by this clause 12, or otherwise fails to remedy the relevant default to the reasonable satisfaction of the Principal, amounts otherwise due to the Contractor in respect of the Management Fee may be withheld by the Principal.

13    COMMITTEE AND REVIEW MEETINGS

            (a) The parties must ensure that the Committee is established promptly and within 14 days after the Commencement Date.

            (b)   The Committee will:

                  (1) meet weekly to review management issues relating to the provision of the Services and at other times required by the Principal's Representative; and

                  (2)   review and discuss:

                        (A)   the implementation of the Services;

                        (B) any Reports, Deliverable Documents or other information delivered by the Contractor to the Principal;

                        (C) achievement of performance standards and Key Performance Indicators;

                        (D) the continuous improvement of operation and maintenance standards and systems to reflect Facilities Management Best Practices, including performance standards and management and control systems.

            (c) The Principal's Representative must convene and chair all meetings of the Committee and prepare and promptly provide minutes of the meetings of the Committee to the Principal and the Contractor.

            (d) The parties acknowledge that the minutes of meeting prepared under this clause 13 or matters reviewed or discussed at any meeting of the Committee will not constitute Directions to the Contractor for the purpose of the Contract.

14    SECURITY

      14.1  FORM OF PERFORMANCE SECURITY

            The Contractor must provide to the Principal, within 28 days after the Execution Date, an unconditional and irrevocable undertaking of 10% of the Annual Operating Budget for the first Operating Year which must be:

            (a)   in the form of Annexure Part B;

            (b)   in favour of the Principal and the Financier; and

            (c)   given by a financial institution approved by the Principal,

            (PERFORMANCE SECURITY).

      14.2  CONVERSION OF PERFORMANCE SECURITY

            (a) Without limiting the unconditional nature of the Performance Security, the Principal and the Financier may have recourse to the Performance Security for any amount that, in the opinion of the Principal or the Financier, the Principal is entitled to claim from the Contractor under or in connection with the Contract, including Rebate Amounts.

            (b)   The Contractor agrees that:

                  (1) it will not institute any proceedings or exercise any rights to restrain or injunct:

                        (A) the financial institution that issued the Performance Security from paying money to the Principal or the Financier under the Performance Security; or

                        (B)   the Principal or the Financier from:

                              (i)   making a demand for payment;

                              (ii)  receiving payment; or

                              (iii) using the money received,

                              under the Performance Security; and

                  (2) damages will be an adequate remedy for the Contractor where the Principal or the Financier has recourse to the Performance Security in breach of the Contract.

      14.3  RELEASE OF PERFORMANCE SECURITY

            Within 30 days after the end of the Term of the Contract, the Principal must release the Performance Security or any remaining portion of the Performance Security.

      14.4  DEED OF GUARANTEE

            The Contractor must deliver to the Principal the Deed of Guarantee executed by the Guarantor within 30 days after the Execution Date.

      14.5  WITHHOLDING PAYMENT

            If the Contractor fails to deliver the Performance Security or the Deed of Guarantee in accordance with this clause 14, until the Contractor provides the Performance Security and the Deed of Guarantee required by this clause 14, amounts otherwise due to the Contractor may be withheld by the Principal provided that the total of the amounts withheld do not exceed 10% of the Annual Operating Budget for the first Operating Year.

15    ANNUAL OPERATING BUDGETS AND KEY PERFORMANCE INDICATORS

      15.1  ANNUAL OPERATING BUDGETS

            Within 30 days after the Execution Date, the Contractor must provide to the Principal the Annual Operating Budgets Report providing details of:

            (a)   the Annual Operating Budgets; and

            (b)   the Indicative Annual Operating Budgets.

      15.2  AMENDMENTS TO ANNUAL OPERATING BUDGETS

            (a) The Contractor may request that an Annual Operating Budget be amended in respect of any:

                  (1) additional costs reasonably and properly incurred as a result of any:

                        (A) Additional Capital Expenditure Services (but excluding Additional Capital Expenditure);

                        (B)   Variation;

                        (C) unforeseeable emergency relating to health and safety or damage to the Facility (except to the extent caused or contributed to by the Contractor); or

                        (D) breach by the Principal of an express term of the Contract; or

                  (2) Reimbursable Costs not contemplated in the Annual Operating Budget.

            (b) If the Contractor requests that an Annual Operating Budget be amended, it must submit a redraft of the relevant Annual Operating Budget to the Principal's Representative, noting the amendments requested and containing a summary of the reasons for seeking those amendments.

            (c) The Principal's Representative must reasonably and promptly consider any proposal to adjust an Annual Operating Budget under clause 15.2(b) and:

                  (1) if the Principal's Representative agrees to approve such amendments to the relevant Annual Operating Budget, the amended Annual Operating Budget will become the relevant Annual Operating Budget; and

                  (2) until the Principal's Representative agrees to approve such amendments or, if the Principal's Representative does not approve such amendments, the current Annual Operating Budget will continue to apply.

            (d) Despite clause 15.2(c), the Contractor must continue to perform the Services necessary to satisfy the requirements of the Contract, including the Key Performance Indicators, and any consideration, approval or disapproval of amendments to an Annual Operating Budget in accordance with clause 15.2(c) will not in any way:

                  (1) relieve the Contractor of any of its liabilities or responsibilities to the Principal under the Contract or otherwise according to law;

                  (2) constitute acceptance by the Principal of the performance of the Contractor's obligations under the Contract;

                  (3) be considered as an acknowledgment by the Principal that the relevant documents comply with the Contract; or

                  (4) lessen or affect the Principal's rights against the Contractor under the Contract or otherwise according to law.

            (e) Even if the Contractor is not entitled to or has not requested an increase in the Annual Operating Budget, subject to the Financier's consent, the Principal's Representative may, in its absolute discretion and without obligation to the Contractor to do so, increase the Annual Operating Budget where the Principal's Representative has reasonable grounds to do so.

      15.3  SETTING THE ANNUAL OPERATING BUDGET AND KEY PERFORMANCE INDICATORS

            (a) No later than 3 months prior to the commencement of each Operating Year (other than the first Operating Year), the parties must meet and negotiate in good faith, in respect of the next Operating Year:

                  (1)   the Annual Operating Budget;

                  (2)   any Variations;

                  (3) the Key Performance Indicators or adjustments to the Key Performance Indicators; and

                  (4) the Incentive Amounts and/or Rebate Amounts, in accordance with the formulae under Annexure Part C.

            (b)   The parties must determine the revised Annual Operating
                  Budget:

                  (1)   by having regard to:

                        (A) the Scope of the Services at that time, including any Variations and the measurement of the performance of the Services or Key Performance Indicators under clause 18;

                        (B) the Reimbursable Costs reasonably and properly incurred by the Contractor in the preceding Operating Year as independently audited (and, for the purpose of this clause 15.3(b)(1)(B), if the parties cannot agree on the identity of the auditor, then the parties will request the President of the Institute of Chartered Accountants in Australia to nominate an independent auditor);

                        (C) any information or fixed estimate of future operating and maintenance costs provided by the Contractor to the Principal and, in respect of the second, third, fourth and fifth Operating Years, the Indicative Annual Operating Budget; and

                        (D) to the extent it is reasonable to do so, a comparison of the Reimbursable Costs (as independently audited) over the previous Operating Year against verified actual operation and maintenance costs of prudent, competent and experienced operators of refineries similar to the Facility; and

                  (2)   on the basis that:

                        (A) the Contract remains in full force and the Contractor continues to fully comply with its obligations under the Contract; and

                        (B) the Services and the Contractor's other obligations under the Contract will be performed in a timely and cost efficient manner.

            (c) If the parties are unable to reach agreement on the revised Annual Operating Budget and any Variations (as contemplated by clause 15.3(a)) prior to the commencement of the next Operating Year (other than the first Operating Year), the Annual Operating Budget applicable to the next Operating Year, will be the Annual Operating Budget that applied during the previous Operating Year until such time as agreement can be reached or any relevant Dispute resolved or determined.

16    ADDITIONAL CAPITAL EXPENDITURE SERVICES AND VARIATIONS

      16.1  FORECAST AND BUDGET FOR ADDITIONAL CAPITAL EXPENDITURE SERVICES

            The Contractor must deliver to the Principal's Representative, in a form which the Principal's Representative reasonably requires and no later than 2 months prior to the end of each calendar year during the Term:

            (a) a forecast and recommended program for Additional Capital Expenditure Services which the Contractor proposes be undertaken in the next calendar year; and

            (b) a 5 year program of expected Additional Capital Expenditure Services,

            including details of how the Contractor has taken into account the Major Repairs and Replacements Budget and any recommendations of the Principal.

      16.2  ADDITIONAL CAPITAL EXPENDITURE SERVICES

            (a) The Principal's Representative may, at any time during the Term, give a written Direction to the Contractor to perform any Additional Capital Expenditure Services.

            (b) The Contractor must, within such time as may be reasonably Directed or otherwise agreed by the parties, provide a detailed proposal including:

                  (1) the terms, scope, timing and proposed price of any Additional Capital Expenditure Services; and

                  (2) the effect of any Additional Capital Expenditure Services on the Key Performance Indicators and the Annual Operating Budget.

            (c) If the parties agree on the terms, scope, timing, price and effects of any Additional Capital Expenditure Services set out in the Contractor's proposal pursuant to clause 16.2(b) then:

                  (1) the Contractor must perform those Additional Capital Expenditure Services as agreed and in accordance with Facilities Management Best Practices; and

                  (2) the Principal must pay the Contractor the Additional Capital Expenditure as agreed and in accordance with clause 17.2.

            (d) If the parties cannot agree on the terms, scope, timing and price for the performance of any Additional Capital Expenditure Services pursuant to clause 16.2(c), the Principal's Representative may:

                  (1) Direct the Contractor to perform those Additional Capital Expenditure Services; or

                  (2) arrange for the performance of those Additional Capital Expenditure Services by other contractors, in which event the Contractor must:

                        (A) if requested by the Principal's Representative, as part of the Services, do all things that are within the Contractor's responsibility and are reasonably necessary to allow those contractors to carry out the Additional Capital Expenditure Services; and

                        (B) not unreasonably obstruct, delay or interfere with the work of those contractors.

            (e) The Contractor must continue to perform the Services necessary to satisfy the requirements of the Contract and the Key Performance Indicators and will not be relieved of any obligation under the Contract as a result of any arrangement by the Principal for the provision of any Additional Capital Expenditure Services by other contractors under clause 16.2(d).

            (f) The Contractor must not perform any Additional Capital Expenditure Services except as Directed by the Principal's Representative in writing.

      16.3  VARIATIONS

            (a) The Principal's Representative may, at any time during the Term, give a written Direction to the Contractor to perform any Variation.

            (b) The Contractor must, within such time as may be reasonably Directed or otherwise agreed by the parties, provide a detailed proposal including:

                  (1) the terms, scope, timing and proposed price of any Variation; and

                  (2) the effect of any Variation on the Key Performance Indicators and the Annual Operating Budget;.

            (c) If the parties agree on the terms, scope, timing, price and effects of any Variation set out in the Contractor's proposal pursuant to clause 16.3(b) then:

                  (1) the Contractor must perform that Variation as agreed and in accordance with the Contract; and

                  (2) the Principal must pay the Contractor as agreed and in accordance with clause 17.2.

            (d) If the parties cannot agree on the terms, scope, timing and price for the performance of any Variation pursuant to clause 16.3(b), the Principal's Representative may Direct the Contractor to perform that Variation.

            (e) The Contractor must not perform any Variation except as Directed by the Principal's Representative in writing.

      16.4  VALUATION

            (a)   If the parties are unable to agree:

                  (1) the price for the performance of any Additional Capital Expenditure Services, then the Principal's Representative must determine the value; or

                  (2) the price for the performance of any Variation or an amendment to the relevant Annual Operating Budget in respect of a Variation, then the Principal's Representative must determine the value or the amount of the amendment (if any) to the Annual Operating Budget having regard to the cost of the work and materials to be added to or omitted as a result of the Variation, on the following basis:

                  (3) if applicable rates or prices are set out in the Contract, those rates or prices will be used;

                  (4) if clause 16.4(a)(3) does not apply, the rates or prices in the Contract will be used to the extent that it is reasonable to do so;

                  (5) to the extent that neither clauses 16.4(a)(3) or (4) apply:

                        (A) in respect of Variations and Major Repairs and Replacements, the reasonable direct cost to the Contractor without margin or profit will be used; and

                        (B) in respect of Improvements and Expansion, the reasonable direct cost to the Contractor with margin or profit will be used; and

                  (6) to the extent that clauses 16.4(a)(3),16.4(a)(4) and 16.4(a)(5) do not apply, a reasonable assessment shall be made by the Principal's Representative.

            (b) For the purpose of a valuation made under clause 16.4(a)(5), the Principal will have reference to the Records of the Contractor in respect of the cost incurred or saved, as the case may be, and the Contractor must maintain in a complete and accurate form and submit detailed summaries of such Records in the relevant statement submitted under clause 17.

17    MANAGEMENT FEE, REIMBURSABLE COSTS, ADDITIONAL CAPITAL EXPENDITURE AND
      PAYMENT

      17.1  MANAGEMENT FEE AND REIMBURSABLE COSTS

            Subject to clause 17.2(e), the Principal must pay to the Contractor the Management Fee, the Reimbursable Costs and any Additional Capital Expenditure in accordance with the Contract.

      17.2 TIME FOR PAYMENT OF MANAGEMENT FEE, REIMBURSABLE COSTS AND ADDITIONAL CAPITAL EXPENDITURE

            (a) The Contractor must submit to the Principal's Representative within 5 Business Days after the end of each Month a statement in a form approved by the Principal's Representative of:

                  (1)   the Reimbursable Costs stated in PNG Kina;

                  (2) the equal monthly portion of the Management Fee (including any addition or reduction for any applicable Incentive Amounts and/or Rebate Amounts) stated in PNG Kina;

                  (3)   any Additional Capital Expenditure stated in PNG Kina;
                        and

                  (4) the applicable currency exchange rates in accordance with clause 17.2(f),

                  for the preceding Month in respect of the Services performed during that Month.

            (b) The Contractor must, at the time of submitting a statement in accordance with clause 17.2(a), also submit to the Principal's Representative, on a full open-book accounting basis, all Records evidencing the Contractor's expenditure in performing the Services to allow the Principal's Representative to verify each claim to its reasonable satisfaction.

            (c) The Principal's Representative must, within 10 Business Days after receiving a statement and the Records in accordance with clauses 17.2(a) and (b):

                  (1) reasonably determine the amount payable in respect of the statement having regard to the Records and the Rates; and

                  (2) issue a certificate to the Contractor and the Principal of:

                        (A) the assessment by the Principal's Representative of the Reimbursable Costs claimed by the Contractor in the statement;

                        (B) any money which is due or which may become due from the Contractor to the Principal in respect of the Contract or the Services;

                        (C) the amount certified as payable in PNG Kina to the Contractor by the Principal, or to the Principal by the Contractor, as the case may be; and

                        (D) the applicable currency exchange rates in accordance with clause 17.2(f).

            (d) Subject to clause ERROR! REFERENCE SOURCE NOT FOUND., where an amount is payable by the Principal to the Contractor in respect of a certificate issued by the Principal's Representative under clause 17.2(c), and subject to the provisions of the Contract, the Principal must pay the Contractor the amount certified as payable by the Principal's Representative under clause 17.2(c) by the later of:

                  (1) 10 Business Days after the Principal's Representative issues the certificate under clause 17.2(c);

                  (2) the end of the Month in which the Principal's Representative issues the certificate under clause 17.2(c);

                  (3) the receipt by the Principal's Representative of a statutory declaration, waiver of lien or documentary evidence of moneys duly paid to and received by subcontractors;

                  (4) the receipt by the Principal's Representative of all Deliverable Documents falling due for delivery during the Month covered by the statement to which the certificate applies; and

                  (5) compliance by the Contractor with all Directions by the Principal to remedy any breach of the Contract required during the Month covered by the statement to which the certificate applies.

            (e) The Contractor acknowledges that in no circumstances will the Contractor be entitled to payment of any amount in excess of the Annual Operating Budget (as amended in accordance with clause 15.2) in respect of the performance of the Services during the relevant period.

            (f)   [deleted for confidentiality].

            (g) Where the Contractor has incurred an obligation to pay but has not yet paid Additional Capital Expenditure, the Contractor may at any time provide such details as the Principal's Representative may reasonably require of the relevant amounts and the basis on which the obligation to pay has been incurred and the time by which payment is due, including all supporting documentation, in which event:

                  (1) the Principal's Representative must reasonably determine, and issue a certificate to the Contractor and the Principal certifying, the amount that will be payable by the Contractor in respect of the Additional Capital Expenditure and the date by which that amount will be payable;

                  (2) subject to clause ERROR! REFERENCE SOURCE NOT FOUND., the Principal must pay the Contractor the amount certified under clause 17.2(g)(1) on the business day before the date by which that amount will be payable by the Contractor.

      17.3  FIXED AND FIRM PRICING

            (a) The Rates under the Contract are fixed and firm until the end of the first Operating Year.

            (b) Subject only to clauses 16.4(a)(5)(B) and 17.3(c), the Management Fee is fixed and firm until the end of the fifth Operating Year.

            (c) The amount of the Management Fee for each Operating Year after the first Operating Year shall be increased by an amount calculated as follows:

                            MF x (CPI/CPI Base) - MF

                  Where:

                  MF is the Management Fee for the previous Operating Year;

                  CPI is the most recent index entitled "Australia - All Groups" catalogue number 6401 published by the Australian Bureau of Statistics prior to the end of the previous Operating Year;

                  CPI BASE is CPI for the Base Quarter; and

                  BASE QUARTER is the last calendar quarter before the end of the Operating Year immediately prior to the previous Operating Year.

      17.4  COSTS NOT REIMBURSABLE

            The Contractor acknowledges that the following costs, if incurred by the Contractor, will be borne by the Contractor and will not form part of the Reimbursable Costs:

            (a) the costs of rectifying any breach of the Contract by the Contractor (including the costs of rectifying any non-compliant Services or Materials and Equipment);

            (b) any damages payable by the Contractor pursuant to the Contract;

            (c) any amounts payable by the Contractor under any indemnities in the Contract;

            (d) in respect of any litigation or dispute resolution process between the Contractor and its subcontractors:

                  (1) any legal costs incurred by the Contractor in relation to that litigation or dispute resolution process; or

                  (2) any loss incurred by the Contractor in relation to that litigation or dispute resolution process as a result of, or in connection with, a breach by the Contractor of its obligations under the Contract or a breach of any subcontract by the Contractor;

            (e) any income tax payable by the Contractor on the Contractor's gross earnings;

            (f) any penalties, unless caused by a breach of the Contract by the Principal;

            (g) any amounts payable in relation to any litigation or dispute resolution process between the Contractor and the Principal, except to the extent that there is an order for the Principal to pay any such amount; and

            (h) subject only to clause 15.2(a)(1)(C), any costs incurred by the Contractor in performing Variations or Additional Capital Expenditure Services which have not been Directed by the Principal's Representative in writing.

      17.5  TAX ON PAYMENTS

            If, pursuant to any Legislative Requirement, the Principal is required to make a deduction or withholding in respect of Tax from any payment to be made to the Contractor under the Contract, then:

            (a) the Principal must pay the amount deducted or withheld to the appropriate Government Agency as required by the Legislative Requirement; and

            (b) the Principal must use all reasonable endeavours to obtain official receipts or other documentation from the Government Agency and, within 4 Business Days after receipt, deliver a copy of those documents to the Contractor.

      17.6  NO ADDITIONAL PAYMENTS

            If:

            (a) the Principal is required to make a deduction or withholding in respect of Taxes from any payment to be made to the Contractor under the Contract; or

            (b) the Contractor is required to pay any Taxes in respect of any payment it receives from the Principal under the Contract,

            then, the Principal is not obliged to make, and the Contractor is not entitled to claim, any additional payment in respect of the deduction or withholding in respect of Taxes or for the payment of Tax.

      17.7  INTEREST ON OVERDUE PAYMENTS

            If any money due to either party remains unpaid after the date on which (or the expiration of the period within which) it should have been paid, interest is payable on the money from, but excluding, the date on which (or the expiration of the period within which) it should have been paid, to and including the date on which the money is paid, at [deleted for confidentiality].

18    REBATE AMOUNTS AND INCENTIVE AMOUNTS

            (a) The Principal will measure the performance of the Contractor in providing the Services according to the extent to which the Contractor has and is meeting the Key Performance Indicators.

            (b) If the Contractor fails to perform to the standard required by a Key Performance Indicator and that failure was not caused by an act or omission of the Principal, the Principal may be entitled to claim a Rebate Amount.

            (c) The parties agree that Rebate Amounts do not limit the Principal's right at general law to recover damages:

                  (1) in excess of the respective Rebate Amount for the Contractor's failure to achieve any Key Performance Indicator; or

                  (2) in respect of the Contractor's failure to perform the Services in accordance with the Contract.

            (d) If the Contractor exceeds a Key Performance Indicator in performing the Services, the Contractor may be entitled to claim an Incentive Amount in respect of the relevant Key Performance Indicator.

            (e) The liability of the Contractor to pay Rebate Amounts and the liability of the Principal to pay Incentive Amounts do not arise in respect of any Services performed prior to the commencement of the second Operating Year.

19    RECORDS AND AUDITING

      19.1  RECORDS

            (a) The Contractor must keep and maintain all Records for a period of 7 years.

            (b) All Records shall be available and accessible at all times to the Principal and its authorised agents, on a full open-book basis, without limitation.

      19.2  AUDITING

            (a) The Principal may, on the provision of ten (10) Business Days written notice to the Contractor, conduct detailed audits of the Contractor's performance of the Services to determine whether or not the Contractor is performing the Services to the Key Performance Indicators.

            (b) The Contractor must, at the request of the Principal, provide sufficient Records on a full open-book basis to the Principal (including for examination and copying) so that the Principal may verify the contents or amounts included or referred to in any statement provided by the Contractor under clause 17 or other information provided by the Contractor pursuant to the Contract.

            (c) The Contractor must allow the Principal and its authorised agents unrestricted access to all Records, premises, equipment and personnel reasonably necessary for the Principal to conduct any audit referred to in clause 19.2.

20    MATERIALS AND EQUIPMENT

            The Contractor will supply all Materials and Equipment necessary for the proper performance of the Contractor's obligations and discharge of the Contractor's liabilities, and the direct costs reasonably and properly incurred by the Contractor in doing so will be Reimbursable Costs.

            Property and ownership in Materials and Equipment purchased by the Contractor shall automatically vest in the Principal on the reimbursement by the Principal of the relevant cost.

            Subject to clause 35.5, on the expiry of the Term or in the event of termination of the Contract, the Contractor shall deliver up or make available all Materials and Equipment in accordance with the directions of the Principal, at no further cost to the Principal (except to the extent that the relevant cost has not been reimbursed).

21    FORCE MAJEURE

      21.1  NOTICE

            Any party who is, by reason of Force Majeure unable to perform any obligation under the Contract must notify the other party in writing as soon as possible, specifying:

            (a)   the cause and extent of the non-performance;

            (b)   the date of commencement of the non-performance; and

            (c) the means proposed to be adopted to remedy or abate the Force Majeure.

      21.2  IMPACT OF FORCE MAJEURE

            Subject to clause 21.3, a party shall have no liability in respect of any failure to perform its obligations under the Contract to the extent that the failure to perform is due to Force Majeure.

      21.3  MITIGATION OF FORCE MAJEURE

            A party who is, by reason of Force Majeure, unable to perform any obligation under the Contract must:

            (a) use all reasonable diligence and employ all reasonable means to remedy or abate the Force Majeure as expeditiously as possible (provided however that neither party shall, by virtue of this clause, be required against the will of such party to terminate or settle any strike or other industrial action);

            (b) resume performance as expeditiously as possible after the Force Majeure or, if the Force Majeure has abated resume performance to the extent possible; and

            (c) notify the other party when the Force Majeure has ceased or abated to an extent which permits the resumption of performance.

      21.4  ADJUSTMENTS

            If the Contractor is, by reason of Force Majeure, unable to perform any of the Services:

            (a) if the Services are substantially unable to be performed then, during that period, the Management Fee to which the Contractor would otherwise be entitled shall be reduced if and to the extent that the Principal's Representative reasonably considers appropriate; and

            (b) the Annual Operating Budget for the relevant period shall be amended,

            to reflect the affect of the Force Majeure on the Services performed by the Contractor.

22    INTELLECTUAL PROPERTY RIGHTS

      22.1  OWNERSHIP OF PRINCIPAL'S BACKGROUND MATERIALS

            Subject to clause 22.2, the Contractor agrees that:

            (a) the Principal owns and retains all right, title and interest in the Principal's Background Materials (including Intellectual Property Rights in the Principal's Background Materials); and

            (b) the Contractor will obtain no interest in the Principal's Background Materials solely by its access to or use of those Background Materials in relation to the Contract.

      22.2  LICENCE TO USE PRINCIPAL'S BACKGROUND MATERIALS

            The parties agree that all the Principal's Background Materials which the Principal makes available to the Contractor in connection with the Contract will be deemed to be licensed to the Contractor on a non-exclusive, royalty free basis to use, adapt, modify, reproduce, maintain, operate, rectify or rebuild solely for the purpose of performing its obligations, exercising its rights or taking the benefit of its rights under the Contract until termination or expiration of the Contract.

      22.3  OWNERSHIP OF CONTRACT MATERIALS

            Subject to clause 22.4(a) and except in respect of any Contractor's Background Materials licensed by the Contractor from a third party, the parties agree that:

            (a) the Principal will own all right, title and interest in the Contract Materials (including Intellectual Property Rights in the Contract Materials);

            (b) to the extent necessary, the Contractor must assign to the Principal all rights, if any, it has or obtains to the Contract Materials; and

            (c) the Contractor will obtain no interest in the Contract Materials solely by its development of, access to or use of those Contract Materials in relation to the Contract.

      22.4  LICENCE TO USE CONTRACT MATERIALS

            (a) The Principal grants to the Contractor a non-exclusive, royalty free licence for the Contractor to use, adapt, modify, reproduce, maintain, operate, rectify or rebuild any Contract Materials referred to in clause 22.3 in performing its obligations under the Contract until termination or expiration of the Contract.

            (b) In respect of any Contractor's Background Materials licensed by the Contractor from a third party, the Contractor must procure for the Principal a non-exclusive, perpetual, sub-licensable, royalty free licence for the Principal to use, adapt, modify, reproduce, maintain, operate, rectify or rebuild such Background Materials for the operation, maintenance and management of the Facility and the Refining Process.

      22.5  DELIVERY OF CONTRACT MATERIALS

            Upon termination or expiration of the Contract, the Contractor must deliver to the Principal:

            (a)   all Contract Materials;

            (b) all the Principal's Background Materials made available to the Contractor;

            (c) any other Documents and Records determined by the Principal as being required for the operation, maintenance and management of the Facility and the Refining Process; and

            (d) provide access to personnel to explain the operation of any Contract Materials.

      22.6  MORAL RIGHTS

            The Contractor must ensure that all of its consultants, subcontractors and personnel:

            (a)   acknowledge that their Moral Rights are not infringed by; and

            (b)   consent to,

            all acts or omissions of the parties in relation to their Moral Rights in respect of the Contract Materials.

      22.7  WARRANTY BY THE CONTRACTOR

            The Contractor warrants that the Intellectual Property Rights granted to the Principal under this clause 22 and the use by the Principal pursuant to clause 22 will not infringe any Intellectual Property Rights owned by any third person.

      22.8  INDEMNITY

            The Contractor must indemnify and hold harmless the Principal against any action, claim, demand, cost, loss, damage or expense arising from:

            (a) any infringement or alleged infringement of Intellectual Property Rights owned by a third person in respect of any Contract Materials; and

            (b)   any breach of the warranty in clause 22.7.

      22.9  USE OF INFRINGING MATERIAL

            If the use of any item of Contract Materials is determined to constitute an infringement of Intellectual Property Rights of any third person and its use is enjoined, the Contractor must, at its own expense, either:

            (a) procure for the Principal the right to continue using the item of Contract Materials;

            (b) replace the item of Contract Materials with a non-infringing item; or

            (c) modify the item of Contract Materials or its uses so it becomes non-infringing.

      22.10 SURVIVAL

            The rights and obligations of the parties under this clause 22 survive expiry or termination of the Contract.

23    CONFIDENTIAL INFORMATION

      23.1  NON-DISCLOSURE OF PRINCIPAL'S CONFIDENTIAL INFORMATION

            Subject to clauses 22.2, 22.4 and 23.2, the Contractor may not disclose Confidential Information of the Principal without the prior written consent of the Principal (which consent must not be unreasonably withheld).

      23.2  NON-DISCLOSURE OF CONTRACTOR'S CONFIDENTIAL INFORMATION

            Subject to clause 22.3, the Principal may not disclose Confidential Information of the Contractor without the prior written consent of the Contractor (which consent must not be unreasonably withheld).

      23.3  PERMITTED DISCLOSURE

            Either party may disclose Confidential Information of the other party which:

            (a) at the time of disclosure is in the public domain, but not as result of a breach of clauses 23.1 or 23.2, as the case may be;

            (b) is required to be disclosed for the purposes of performing its obligations under the Contract;

            (c) is required to be disclosed to its professional advisers, bankers or financial advisers; or

            (d)   is required by Legislative Requirements to be disclosed.

      23.4  CONFIDENTIALITY UNDERTAKINGS

            Subject to clauses 22.2 and 22.4, if the Contractor requires further disclosure of Confidential Information of the Principal to be made to its subcontractors or suppliers or others under clause 23.3(b) for the purposes of performing its obligations under the Contract, the Contractor must procure confidentiality undertakings (on terms satisfactory to the Principal) from its subcontractors or suppliers in relation to that disclosure.

      23.5  RETURN OF CONFIDENTIAL INFORMATION

            Either party must return to the other party any Confidential Information of the other party on demand.

      23.6  MEDIA

            (a) The Contractor must not disclose any information concerning the Services for distributing through any communications media without the Principal's prior written approval, which may place conditions on such approval.

            (b) The Contractor must refer to the Principal any enquiries from any media concerning the Services.

24    ASSIGNMENT AND SUB-CONTRACTING

      24.1  ASSIGNMENT

            (a) Subject to clause 24.1(b), neither party shall, without the prior written consent of the other party (which consent shall not be unreasonably withheld), and except on such reasonable terms and conditions as may be determined in writing by the other party, assign this Contract or assign any payment or any other right, benefit or interest under this Contract.

            (b) The Principal may assign this Contract or assign any payment or any other right, benefit or interest under this Contract to any person or entity as required by the Financier under the Consent Deed without the Contractor's consent.

      24.2  SUBCONTRACTING GENERALLY

            (a) The Contractor must not without the Principals' prior written approval (which may not be unreasonably withheld):

                  (1) subcontract or allow a subcontractor to subcontract any work ; or

                  (2) allow a subcontractor to assign a subcontract or any payment or any other right, benefit or interest under the subcontract.

            (b) With a request for approval, the Contractor must give the Principal written particulars of the work to be subcontracted and the name and address of the proposed subcontractor.

            (c) The Contractor must give the Principal other information which the Principal reasonably requests, including the proposed subcontract documents and documentation which confirms the qualifications of the officer and employees of the proposed subcontractor who will be undertaking the work.

            (d) Within 14 days of the Contractor's request for approval, the Principal must give the Contractor written notice of the approval or rejection of the Contractor's request for approval to subcontract.

            (e) Any subcontract whether entered into as at the Execution Date or in the future by the Contractor must contain:

                  (1) provision that the subcontractor must not assign or subcontract without the Contractor's written consent;

                  (2) provisions that require subcontractors to comply with the same obligations as are contained in clauses 6.6(a), 6.6(b), 6.6(c) and 6.6(d);

                  (3) provisions reasonably necessary to enable the Contractor to fulfil the Contractor's obligations to the Principal; and

                  (4) provision that if the Contract is terminated, the Contractor and the subcontractor must after the Principal has done so, promptly execute a Deed of Novation.

            (f) The Contractor irrevocably appoints the Principal as the Contractor's attorney with authority to execute any Deed of Novation necessary to give effect to the novation referred to in clause 24.2(e)(4) and to bind the Contractor accordingly.

      24.3  CONTRACTOR'S RESPONSIBILITY

            (a) The Contractor is liable to the Principal for the acts, defaults and omissions of subcontractors and employees and agents of subcontractors as if they were those of the Contractor.

            (b) Approval to subcontract does not relieve the Contractor from any liability or obligation under the Contract.

                  (c) The Contractor must not, and has no authority to, incur any liability on behalf of the Principal or enter into any agreements or commitments in the name of, or on behalf of, the Principal and must take no step to bind or commit the Principal.

25    PRINCIPAL

      25.1  PRINCIPAL'S DIRECTIONS

            (a)   Except where the Contract otherwise provides:

                  (1) the Principal or the Principal's Representative may give a Direction orally but shall as soon as practicable confirm it in writing;

                  (2) compliance by the Contractor with any Direction issued by the Principal or the Principal's Representative will not in any way:

                        (A) relieve the Contractor of any of its liabilities or responsibilities to the Principal under the Contract or otherwise according to law;

                        (B) lessen or affect the Principal's rights against the Contractor under the Contract or otherwise according to law; or

                        (C)   entitle the Contractor to:

                              (i)   make any Claim;

                              (ii) any increase in the Management Fee or the Rates; or

                              (iii) any amendment to the Annual Operating
                                    Budget.

            (b) If the Contractor considers that a Direction given by the Principal or the Principal's Representative is a Direction to perform Additional Capital Expenditure Services or a Variation, the Contractor must give written notice to the Principal's Representative of the Direction which must include the effect the Contractor anticipates the Additional Capital Expenditure Services or the Variation will have on:

                  (1)   the Plans;

                  (2)   the Key Performance Indicators; and

                  (3)   the Annual Operating Budget.

            (c) If the Contractor does not give the notice referred to in clause 25.1(b) before complying with the Direction, the Contractor will not be entitled to have the value of the Additional Capital Expenditure Services or the Variation determined under clause 16.4 and compliance with the Direction will not in any way:

                  (1) relieve the Contractor of any of its liabilities or responsibilities to the Principal under the Contract or otherwise according to law;

                  (2) lessen or affect the Principal's rights against the Contractor under the Contract or otherwise according to law; or

                  (3)   entitle the Contractor to:

                        (A)   make any Claim;

                        (B)   any increase in the Management Fee or the Rates;
                              or

                        (C)   any amendment to the Annual Operating Budget.

      25.2  PRINCIPAL'S REPRESENTATIVE

            (a) The Principal may from time to time appoint individuals to exercise delegated Principal's functions, provided that:

                  (1) no aspect of any function shall at any one time be the subject of delegation to more than one Principal's Representative;

                  (2) delegation shall not prevent the Principal exercising any function; and

                  (3) the Principal forthwith gives the Contractor written notice of respectively:

                        (A) the appointment, including the Principal's Representative's name and delegated functions; and

                        (B)   the termination of each appointment.

            (b) The Principal must immediately notify the Contractor in writing of the name of the Principal's Representative and of any subsequent changes.

            (c) The Principal's Representative must act reasonably in relation to any function of assessment or certification of the Contractor's entitlements under the Contract.

26    CONTRACTOR'S REPRESENTATIVE

            (a) The Contractor must supervise the Services personally or, may from time to time appoint an individual to exercise any functions of the Contractor under the Contract and to supervise the performance of the Services.

            (b) The Contractor must immediately give the Principal written notice of the Contractor's Representative and any subsequent changes.

            (c) The appointment of the Contractor's Representative does not prevent the Contractor from exercising any function.

            (d) The Contractor's Representative will represent the Contractor for all purposes of the Contract, unless the Contractor advises the Principal in writing that some other person is to be the Contractor's Representative.

            (e) The Contractor's Representative is authorised to negotiate with the Principal on behalf of the Contractor and to bind the Contractor contractually in respect of matters arising from the performance of the Services.

            (f) Matters within the knowledge of the Contractor's Representative (including Directions received) are deemed to be within the knowledge of the Contractor.

            (g) If the Principal makes a reasonable objection to the appointment of a Contractor's Representative, the Contractor must terminate the appointment and appoint another Contractor's Representative.

27    CONTRACTOR'S EMPLOYEES AND SUBCONTRACTORS

      27.1  EMPLOYEES AND SUBCONTRACTORS

            (a) The Contractor must employ in activities connected with the Services only persons or subcontractors who are competent, careful, skilled and experienced in their respective trades and professions.

            (b) The Principal may direct the Contractor to have removed, within a stated time, from the Facility or the Site or from any activity of the Services, any person employed on the Services who, in the Principal's reasonable opinion, is incompetent, negligent or guilty of misconduct.

      27.2  ORGANISATION STRUCTURE AND KEY PERSONNEL

            (a) The Contractor must effect and maintain the Organisation Structure for the Term unless:

                  (1) the Principal, in its sole and unfettered discretion, approves a change to the Organisation Structure; or

                  (2) the Principal gives a notice to the Contractor instructing the Contractor to change the Organisation Structure.

            (b) The Contractor must engage the Key Personnel in the performance of the Services, unless:

                  (1) the Principal, in its sole and unfettered discretion, approves the substitution of a member of the Key Personnel;

                  (2) the Principal gives a notice to the Contractor instructing the Contractor to remove a member of the Key Personnel; or

                  (3) a member of the Key Personnel dies, retires or resigns, except to accept other employment with another related entity of the Contractor, or otherwise suffers from ill mental or physical health.

            (c) The Contractor must promptly fill any vacancy in the Key Personnel with a person approved of in writing by the Principal.

28    DAMAGES TO PERSONS AND PROPERTY

      28.1  PROTECTION OF PEOPLE AND PROPERTY

            (a)   The Contractor must:

                  (1) take all reasonable and necessary measures to protect people and property including complying with the Principal's requirements in respect thereof and, in particular, comply with all occupational health and safety legislation and take full responsibility for the adequacy, stability and safety of all operations of the Facility and on the Site;

                  (2) establish, maintain and comply with emergency safety and security procedures applicable to the Services, the Facility and the Site as notified to the Contractor by the Principal from time to time;

                  (3) avoid unnecessary interference with the passage of people and vehicles;

                  (4)   prevent nuisance and unreasonable noise and disturbance.

            (b) If the Contractor damages any property of a third party, including, but not limited to, public utilities and services and property on or adjacent to the Facility and the Site, the Contractor must promptly rectify the damage and pay any compensation which the law requires the Contractor to pay.

            (c) If the Contractor fails to comply with an obligation under this clause, the Principal, after giving reasonable written notice to the Contractor and in addition to the Principal's other rights and remedies, may have the obligation performed by others and the cost incurred will be moneys due from the Contractor to the Principal.

      28.2  URGENT PROTECTION

            (a) If urgent action is necessary to protect the Services, the Facility, the Site, other property or people and the Contractor fails to take the action:

                  (1) in addition to any other remedies of the Principal, the Principal may take the necessary action; and

                  (2) if the action was action which the Contractor should have taken at the Contractor's cost, the reasonable cost incurred shall be moneys due from the Contractor to the Principal.

            (b) If time permits, the Principal must give the Contractor prior written notice of the intention to take action pursuant to this clause.

      28.3  OCCUPATIONAL HEALTH AND SAFETY

            (a)   The Contractor must comply with:

                  (1) all Directions in regard to the application of the Principal's occupational health and safety policy and procedures for the Site; and

                  (2)   the Occupational Health and Safety Plan.

            (b) If the Contractor fails to comply with an obligation under this clause the Principal, after the Principal has given reasonable written notice to the Contractor and in addition to the Principal's other rights and remedies, may have the obligation performed by others. The cost incurred will be moneys due from the Contractor to the Principal.

29    INDEMNITY AND LIMITATION AND EXCLUSION OF LIABILITY

      29.1  INDEMNITIES

            (a) Subject to clauses 29.2 and 29.3, the Contractor is responsible for and must indemnify and hold harmless the Principal Group, and the Principal is responsible for and must indemnify and hold harmless the Contractor Group (each of the Contractor and the Principal being the "INDEMNIFYING PARTY" as appropriate and each of the Principal Group and the Contractor Group being the "INDEMNIFIED PARTY" as appropriate) from and against any and all claims, liabilities, costs, losses, damages and expenses of every kind and nature (including extra-judicial settlements and compromises) in respect of:

                  (1) sickness, injury or death of any employee, agent or consultant of the Indemnifying Party's Group (which means, in the case of the Contractor, the Contractor Group, and in the case of the Principal, the Principal Group); and

                  (2) loss of, damage to or destruction of the property or equipment owned, hired, leased, chartered or otherwise belonging to or provided by the Indemnifying Party's Group, including, for the avoidance of doubt, loss of Raw Materials or Products, arising from or as a result of the performance, inadequate performance or non-performance of the Contract from any cause whatsoever, and notwithstanding the negligence or breach of duty (statutory or otherwise) of the Indemnified Party or any other person and irrespective of any claim in tort, under contract or otherwise at law, provided that this indemnity does not apply or is reduced proportionally to the extent that the Gross Negligence of the Indemnified Party contributes to the sickness, injury, death, loss, damage, destruction, cost or expense.

            (b) Subject to clauses 29.2 and 29.3, the Contractor is responsible for and must indemnify and hold harmless the Principal Group and the Principal is responsible for and must indemnify and hold harmless Contractor Group (each of the Contractor and the Principal being the "INDEMNIFYING PARTY" as appropriate and each of the Principal Group and the Contractor Group being the "INDEMNIFIED PARTY" as appropriate) from and against any and all claims, liabilities, costs, losses, damages and expenses of every kind and nature (including extra-judicial settlements and compromises) in respect of the sickness, injury or death of any third party and the loss of, damage to or destruction of any property of any third party, including environmental or pollution damage, arising from or as a result of the performance, inadequate performance or non-performance of the Contract and caused by the negligence or breach of duty (statutory or otherwise) of the Indemnifying Party's Group (such term having the same meaning as in clause 29.1(a)), provided that this indemnity does not apply or is reduced proportionally to the extent that the negligence or breach of duty (statutory or otherwise) of the Indemnified Party contributes to the sickness, injury, death, loss, damage, destruction, cost or expense.

      29.2  NO CONSEQUENTIAL LOSSES

            (a) For the purposes of this clause 29.2, "CONSEQUENTIAL LOSS" means loss of use, contract, production, product or revenue, profit or expected profit and any consequential, special or indirect loss or damage arising out of or in connection with the Contract or the Services, and whether or not such losses were foreseeable at the time of entering into the Contract.

            (b) Notwithstanding any other provisions to the contrary elsewhere in this Contract, the Contractor shall save, indemnify, defend and hold harmless the Principal Group from the Contractor Group's own Consequential Loss (even if caused wholly or partly by the negligence or Gross Negligence of the Principal Group) and the Principal shall save, indemnify, defend and hold harmless the Contractor Group from the Principal Group's own Consequential Loss (even if caused wholly or partly by the negligence or Gross Negligence of the Contractor Group).

      29.3  LIMITATION ON LIABILITY

            (a) Where the Contractor is liable to the Principal or any other person under clause 29.1(a), and:

                  (1) none of the Principal's Insurances nor the Contractor's Insurances are applicable (other than as a result of a failure by the Contractor to effect or maintain the Contractor's Insurances); or

                  (2) one or more of the Principal's Insurances or the Contractor's Insurances is applicable but the Contractor's liability exceeds the proceeds received by the Principal under the Principal's Insurances or the Contractor's Insurances, as the case may be, then, except where the Contractor Group is Grossly Negligent, the liability of the Contractor in any Operating Year (beyond the applicable proceeds of insurance) is limited to five million United States Dollars (US$5,000,000), and the Principal shall save, indemnify, defend and hold harmless the Contractor Group from any such liability in excess of five million United States Dollars (US$5,000,000).

            (b) Where the Contractor is liable to the Principal or any other person under clause 29.1(b), and:

                  (1) none of the Principal's Insurances nor the Contractor's Insurances are applicable (other than as a result of a failure by the Contractor to effect or maintain the Contractor's Insurances); or

                  (2) one or more of the Principal's Insurances or the Contractor's Insurances is applicable but the Contractor's liability exceeds the proceeds received by the Principal under the Principal's Insurances or the Contractor's Insurances, as the case may be, then, except where the Contractor Group has been Grossly Negligent, the liability of the Contractor in any Operating Year (beyond the applicable proceeds of insurance) is limited to twenty million United States Dollars (US$20,000,000), and the Principal shall save, indemnify, defend and hold harmless the Contractor Group from any such liability in excess of twenty million United States Dollars (US$20,000,000).

30    INSURANCES

      30.1  PRINCIPAL'S INSURANCE

            (a) Prior to the anticipated date for commissioning, the Principal must effect and maintain the Principal's Insurances in accordance with Annexure Part I.

            (b)   The insurances must:

                  (1) be in the names of the Principal, the Contractor and the Financier;

                  (2) include a non-vitiation clause to the effect that acts, omissions and misrepresentations by one assured which would otherwise vitiate any claim under the policy or render the policy void can only affect the right of that particular assured and cannot prejudice the rights and interests of the other assured under the policy;

                  (3) include a waiver of the insurers' rights of subrogation against the Contractor and any of the Contractor's subcontractors;

                  (4) cover the parties and all subcontractors whenever performing the Services for their respective rights, interests and liabilities; and

                  (5)   be in terms approved in writing by the Financier.

      30.2  CONTRACTOR'S INSURANCE

            (a) The Contractor must effect and maintain the Contractor's Insurances in accordance with Annexure Part I.

            (b)   The insurances must:

                  (1) except in relation to workers' compensation insurance, be in the names of the Principal, the Contractor and the Financier;

                  (2) include a waiver of the insurer's rights of subrogation against the Principal; and

                  (3) cover the parties whenever performing the Services for their respective rights, interests and liabilities.

31    INSPECTION AND PROVISIONS OF INSURANCE POLICIES

      31.1  PROOF OF INSURANCE

            (a) Before the Contractor commences the Services and whenever requested in writing by a party, the other party must provide satisfactory evidence of the insurance required to be effected and maintained by the other party under the Contract (including policies, renewal certificates and endorsement slips).

            (b) Insurance does not limit liabilities or obligations under other provisions of the Contract.

            (c) Any insurance policy to be effected or maintained under the Contract by the Contractor must be in a form acceptable to the Principal and the Financier and with an insurer authorised to carry on business in Papua New Guinea and:

                  (1)   with at least a Standard and Poor's "BBB+" rating; or

                  (2)   with at least a Best Insurance Reports rating of "A-";
                        or

                  (3)   otherwise acceptable to the Principal and the Financier.

      31.2  FAILURE TO PRODUCE PROOF OF INSURANCE

            (a) If a party makes a request under clause 31.1 and the other party fails to promptly provide satisfactory evidence of compliance with clause 31.1, then without prejudice to any other rights or remedies, that party may insure and the cost thereof shall be moneys due and payable from the other party to that party.

            (b) If the Contractor fails to provide proof of the insurance effected and maintained by the Contractor in accordance with clause 30.2 then, until the Contractor provides the proof of the insurance required by clause 31.1, amounts otherwise due to the Contractor in respect of the Management Fee may be withheld by the Principal.

      31.3  NOTICES FROM OR TO THE INSURER

            Each party must ensure that each policy that it is required to effect and maintain under the Contract contains provisions acceptable to the other party and the Financier that will:

            (a) provide that, whenever the insurer gives the Principal, the Contractor or a subcontractor a notice of cancellation concerning the policy, such cancellation shall not be effective against the Financier for 60 days except whenever the Contractor or the Principal, as the case may be, fails to renew the policy or to pay a premium then clause 31.3(c) applies;

            (b) provide that a notice of claim given to the insurer by the Principal, the Financier, the Contractor or a subcontractor will be accepted by the insurer as a notice of claim given by the Principal, the Financier, the Contractor and the subcontractor; and

            (c) require the insurer, whenever the Contractor or the Principal, as the case may be, fails to renew the policy or to pay a premium, to give 10 days written notice of the failure immediately to the Principal, the Financier and the Contractor before the insurer gives any notice of cancellation.

      31.4  NOTICES OF POTENTIAL CLAIMS

            The Contractor must, as soon as practicable, inform the Principal in writing of any occurrence that may give rise to a claim under an insurance policy required to be effected and maintained by the Contractor under clause 30 and shall keep the Principal informed of subsequent developments concerning the claim. The Contractor must ensure that subcontractors in respect of their operations similarly inform the parties.

            The Principal must, as soon as practicable, inform the Contractor in writing of any occurrence that may give rise to a claim under an insurance policy required to be effected and maintained by the Principal under clause 30 and shall keep the Contractor informed of subsequent developments concerning the claim.

      31.5  CARE OF THE SERVICES AND SETTLEMENT OF CLAIMS

            (a) The Contractor is responsible for the care of the Services, the Facility and the Site from and including the Date of Practical Completion until the expiry or termination of the Contract.

            (b) Without limiting the Contractor's obligations under clause 31.5(a), the Contractor:

                  (1)   is responsible for:

                        (A)   the care of all Materials and Equipment;

                        (B) items entrusted to the Contractor by the Principal for the purpose of performing the Services;

                        (C) items brought onto Site by subcontractors for that purpose; and

                        (D) items in the course of transportation or delivery to the Site; and

                  (2) must provide the storage and protection necessary to preserve those items.

            (c) If loss or damage occurs to the Services, the Facility or the Site during the period for which the Contractor is responsible for the care of the Services, the Facility and the Site:

                  (1) the Contractor must, subject to clauses 29 and 31.5(c)(2), rectify such loss or damage so that the Services, the Facility or the Site, as the case may be, conform in every respect with the provisions of the Contract; and

                  (2) on settlement of a claim under the insurance required by clause 30 and subject to the consent of the Financier:

                        (A) to the extent that reinstatement has been the subject of a payment or allowance by the Principal to the Contractor, if the Contractor has not completed such reinstatement, insurance moneys received must, if requested by either party, be paid into an agreed bank account in the joint names of the parties and as the Contractor reinstates the loss or damage, the Principal must sign against the joint account for the reasonable cost of reinstatement; and

                        (B) to the extent that reinstatement has not been the subject of a payment or allowance by the Principal to the Contractor, the Contractor is entitled, immediately, to receive from insurance moneys received, the amount of such moneys so paid in relation to any loss suffered by the Contractor.

      31.6  CROSS LIABILITY

            Any insurance required to be effected in accordance with the Contract must include a cross liability, clause which states that:

            (a) the insurer agrees to waive all rights of subrogation or action against any of the persons constituting the insured and for the purpose of which the insurer accepts the term "insured" as applying to each of the persons constituting the insured as if a separate policy of insurance had been issued to each of them (subject always to the overall insured not being increased); and

            (b) failure by any insured to comply with the terms of the policy does not prejudice the insurance in relation to any other insured.

      31.7  DEDUCTIBLES

            (a) The policies of insurance referred to in clause 30.2 which the Contractor is required to effect and maintain under the Contract must not have deductibles greater than the deductibles specified in Annexure Part I for each policy.

            (b) The Contractor must pay any deductible payable under the policies of insurance referred to in clause 30.2 unless and to the extent that the relevant claim is as a result of an act or omission of the Principal.

32    PAYMENT OF WORKERS AND SUBCONTRACTORS

      32.1  WORKERS AND SUBCONTRACTORS

            (a) The Contractor must give in respect of a statement provided in accordance with clause 17.2, a statutory declaration by an authorised officer declaring, and documentary evidence of, the payment of moneys due and payable to:

                  (1)   workers of the Contractor and of the subcontractors; and

                  (2)   subcontractors,

                  in respect of performance of the Services the subject of that statement.

            (b) If the Contractor is unable to give such statutory declaration or documentary evidence, the Contractor must give other documentary evidence of the moneys so due and payable to workers and subcontractors.

            (c) Documentary evidence, except where the Contract otherwise provides, must be to the Principal's reasonable satisfaction.

      32.2  WITHHOLDING PAYMENT

            (a) Subject to clause 32.2(b), the Principal may withhold moneys certified as due and payable to the Contractor in accordance with clause 17.2 until the Contractor complies with clause 32.

            (b) The Principal must not withhold payment of such moneys in excess of the moneys evidenced pursuant to clause 32 as due and payable to workers and subcontractors.

      32.3  DIRECT PAYMENT

            (a) The Principal may pay unpaid moneys the subject of clause 32 directly to a worker or a subcontractor where:

                  (1)   permitted by a Legislative Requirement;

                  (2) given a court order in favour of the worker or subcontractor; or

                  (3)   requested in writing by the Contractor.

            (b) A payment made to a worker or subcontractor under clause 32.3(a) will be deemed to be paid in part satisfaction of the Principal's obligations to pay pursuant to clause 17.

33    WORKING HOURS

            (a) If the working hours and working days on the Site are not stated elsewhere in the Contract, they shall be as notified by the Contractor to the Principal before commencement of the Services on the Site.

            (b) The working hours shall not be varied without the Principal's prior written approval, except when, in the interests of safety of persons or property, the Contractor finds it necessary to perform the Services otherwise, whereupon the Contractor shall give the Principal written notice of those circumstances as early as possible.

34    SUSPENSION

      34.1  PRINCIPAL'S SUSPENSION

            The Principal's Representative may direct the Contractor to suspend the performance of the whole or part of the Services for such time as the Principal's Representative thinks fit, if the Principal's Representative is of the opinion that it is necessary:

            (a)   because of an act, default or omission of:

                  (1) the Principal or its employees, consultants, agents or other contractors (not being employed by the Contractor); or

                  (2) the Contractor, a subcontractor or either's employees or agents;

            (b)   for the protection or safety of any person or property;

            (c)   to comply with a court order; or

            (d)   for the convenience of the Principal.

      34.2  CONTRACTOR'S SUSPENSION

            (a) If the Contractor wishes to suspend the performance of the whole or part of the Services, otherwise than pursuant to clause 35.8, the Contractor must obtain the Principal's prior written approval.

            (b) The Principal may approve the suspension and may impose conditions of approval.

      34.3  RECOMMENCEMENT

            (a) As soon as the Principal becomes aware that the reason for any suspension no longer exists, the Principal must direct the Contractor to recommence suspended Services as soon as practicable.

            (b) The Contractor may commence the Services suspended pursuant to clause 34.2 or 35.8 at any time after reasonable notice to the Principal.

      34.4  COSTS OF SUSPENSION

            (a) The Contractor must bear all costs incurred by the Contractor in respect of, or arising out of, any suspension pursuant to clause 34.1(a)(2) and clause 34.2 and the Management Fee shall be adjusted on a pro rata daily basis to reflect the period of the suspension.

            (b) The Contractor must bear all costs incurred by the Contractor in respect of, or arising out of, any suspension pursuant to clauses 34.1(b) or (c) if the Contractor made the protection, safety or court order necessary and the Management Fee shall be adjusted on a pro rata daily basis to reflect the period of the suspension.

            (c) Without limiting any other rights of the Principal under the Contract, in respect of a suspension referred to in clauses 34.4(a) or 34.4(b), the Contractor must reimburse the Principal for all costs incurred by the Principal that would not have been incurred but for the suspension.

            (d) In the event of any other suspension (other than as referred to in clauses 34.4(a) or (b)), if the Contractor incurs more or less cost than otherwise would have been incurred:

                  (1) the difference shall be assessed by the Principal's Representative and shall be deemed to constitute a Variation and the relevant Annual Operating Budget shall be amended accordingly; and

                  (2) if the suspension occurs prior to the Date of Practical Completion, the Management Fee shall be assessed by the Principal's Representative and adjusted to be the lesser of:

                        (A)   US$[deleted for confidentiality] per month; and

                        (B) the amount reasonably assessed by the Principal's Representative.

35    DEFAULT OR INSOLVENCY

      35.1  PRESERVATION OF OTHER RIGHTS

            If a party breaches (including repudiates) the Contract, nothing in this clause prejudices the right of the other party to recover damages or exercise any other right or remedy.

      35.2  CONTRACTOR'S DEFAULT

            (a) If the Contractor commits a substantial breach of the Contract, the Principal may, by hand or by registered post, give the Contractor a written notice requiring the Contractor to rectify the breach.

            (b)   Substantial breaches include, but are not limited to:

                  (1)   failing to:

                        (A) provide Performance Security or the Deed of Guarantee;

                        (B)   provide evidence of insurance;

                        (C) comply with a Direction of the Principal pursuant to clause 8.2; or

                        (D) use the Materials and Equipment required by the Contract;

                  (2)   wrongful suspension of Services;

                  (3) in respect of clause 17.2(d), knowingly providing documentary evidence containing an untrue statement;

                  (4) failing to meet any Key Performance Indicator or any Minimum Performance Level for a period of 6 consecutive months; and

                  (5)   breach of an express term of the Contract.

      35.3  PRINCIPAL'S NOTICE TO RECTIFY

            A notice under clause 35.2 must:

            (a)   state that it is a notice under clause 35.2 ;

            (b)   specify the alleged substantial breach; and

            (c) specify a reasonable date and time by which the Contractor must rectify the breach (which must not be less than 7 clear days after the notice is received by the Contractor).

      35.4  PRINCIPAL'S RIGHTS

            If the Contractor fails to rectify the breach by the stated date and time, the Principal may by written notice to the Contractor:

            (a) take out of the Contractor's hands the whole or part of the Services to be performed and suspend payment of moneys due and payable;

            (b) exercise its rights in respect of the Performance Security or the Deed of Guarantee;

            (c)   terminate the Contract by a further written notice.

      35.5  TAKE OUT

            (a) The Principal must perform the Services taken out of the Contractor's hands and may:

                  (1) use Materials and Equipment and other things intended for the Services; and

                  (2)   without payment of compensation to the Contractor:

                        (A) take possession of, and use such of the Materials and Equipment and other things on or in the vicinity of the Site as were used by the Contractor; and

                        (B)   contract with such of the Contractor's
                              subcontractors and consultants,

                  as are reasonably required by the Principal to facilitate performance of the Services.

            (b) If the Principal takes possession of Materials and Equipment for which the Principal has not reimbursed the Contractor, the Principal shall maintain them and, on completion of the Principal performing the Services, shall return such of them as are surplus or reimburse the Contractor for the relevant costs.

            (c) The Principal shall keep records of the cost of performing the Services.

      35.6  PRINCIPAL'S DEFAULT

            (a) If the Principal commits a substantial breach of the Contract, the Contractor may, by hand or by registered post, give the Principal a written notice to rectify.

            (b) Substantial breaches include, but are not limited to, failing to make a payment due and payable which is not the subject of a Dispute and which is due under the contract in accordance with the Contract.

      35.7  CONTRACTOR'S NOTICE TO RECTIFY

            A notice given under clause 35.6 must state:

            (a)   that it is a notice under clause 35.6;

            (b)   the alleged substantial breach; and

            (c) the date and time by which the Principal must rectify the breach (which shall not be less than 7 clear days after the notice is received by the Principal).

      35.8  CONTRACTOR'S RIGHTS

            (a) If the Principal fails to rectify the breach by the stated date and time, the Contractor may, by written notice to the Principal, suspend the whole or any part of the Services.

            (b) The Contractor may by written notice to the Principal remove the suspension if the Principal remedies the breach.

            (c) The Contractor may, by written notice to the Principal, terminate the Contract, if within 28 days of the date of suspension under this clause, the Principal fails:

                  (1)   to remedy the breach; or

                  (2) if the breach is not capable of remedy, to make other arrangements to the reasonable satisfaction of the Contractor.

            (d) The Contractor may also be entitled to damages suffered by reason of the suspension.

      35.9  TERMINATION

            If the Contract is terminated under clause 35.4(b) or 35.8, the parties' remedies, rights and liabilities shall be the same as they would have been under the law governing the Contract had the defaulting party repudiated the Contract and the other party elected to treat the Contract as at an end and recover damages.

      35.10 INSOLVENCY

            (a) If the Contractor commits an Insolvency Event, the Principal may, without giving a notice to rectify, exercise the rights under clause 35.4.

            (b) If the Principal commits an Insolvency Event, the Contractor may, without giving a notice to rectify, exercise the rights under clause 35.8.

            (c) The rights and remedies given by this clause 35.10 are additional to any other rights and remedies and may be exercised even though that there has been no breach of the Contract.

      35.11 TERMINATION FOR CONVENIENCE

            (a) Either party may terminate the Contract for any reason at any time by giving not less than 6 months written notice to the other party and termination will become effective at the end of that notice period.

            (b) If the Principal gives a written notice to the Contractor under this clause 35.11 then the Principal shall, within 14 days after the date on which the termination becomes effective, pay the Contractor one of the following amounts (as applicable):

                  (1)   [deleted for confidentiality].

      35.12 EMPLOYMENT OF PERSONNEL

            (a) For the duration of this Contract and, in the event of termination under clause 35.11 during the Initial Term, for a period of one year after that termination, the Principal shall not directly or indirectly employ or otherwise engage the Contractor's personnel who were at the time of termination involved in the operation of the Facility.

            (b) For the duration of this Contract and, in the event of termination under clause 35.11 during the Initial Term, for a period of one year after that termination, the Contractor shall not directly or indirectly employ or otherwise engage the Principal's personnel who were at the time of termination involved in the operation of the Facility.

36    TERMINATION PLAN

      36.1  GENERAL

            The Contractor acknowledges that the Services include the preparation of a fully detailed and effective plan providing for all relevant services (including the services listed in clause 36.2) to be provided by the Contractor to the Principal:

            (a) on the expiry or termination of the Contract under clauses 3 or 35; or

            (b) where the Principal takes the Services out of the hands of the Contractor under clause 35.5,

            to ensure the efficient and effective transition of the Services from the Contractor to the Principal, or the Principal's nominee, during a period of not more than 4 months and without any adverse impact on the Facility, the Refining Process or the Product (TERMINATION PLAN).

            36.2  TERMINATION PLAN TO BE APPROVED AND UPDATED

            (a) The services to be provided by the Contractor to the Principal and specified in the Termination Plan must include:

                  (1)   all appropriate and required training;

                  (2) delivery of Materials and Equipment in accordance with clause 22.5;

                  (3) any other Materials and Equipment as determined by the Principal as being required for the services to be provided by the Contractor;

                  (4) delivery by the Contractor to the Principal of resources, plant and equipment used in respect of the Services;

                  (5) delivery by the Contractor of Deeds of Novation in accordance with clause 24.2; and

                  (6) cooperation by the Contractor with the Principal and/or the Principal's nominee.

            (b)   The Contractor must:

                  (1) within 6 months after the Commencement Date, submit a draft Termination Plan to the Principal;

                  (2) during the period of 2 months after submitting the draft Termination Plan under clause 36.2(b)(1), meet with the Principal as often as may reasonably be required by the Principal to review the draft Termination Plan and receive comments from the Principal on the draft Termination Plan;

                  (3) within 3 months after submitting the draft Termination Plan under clause 36.2(b)(1), submit a final Termination Plan to the Principal which takes into account any issues identified by the parties (FINAL TERMINATION
                        PLAN); and

                  (4) within 7 days of each anniversary of the submission of the Final Termination Plan:

                        (A) if reasonably required, submit an updated and improved Termination Plan to the Principal; or

                        (B) confirm in writing to the Principal that the most recently submitted Termination Plan does not reasonably require updating.

      36.3  WITHHOLDING PAYMENT

            If the Contractor fails to comply with the requirements of this clause 36 then, until the Contractor complies with the requirements of this clause 36, Management Fees otherwise due to the Contractor may be withheld by the Principal.

      36.4  IMPLEMENTATION OF TERMINATION PLAN

            If:

            (a) the Principal does not give the Contractor the notice referred to in clause 3.2 that the Term of the Contract will not be extended;

            (b)   either party gives notice of termination under clause 35;

            (c)   the Contract expires or is otherwise terminated; or

            (d) the Principal takes the Services out of the hands of the Contractor under clause 35.5,

            then, subject to any Direction by the Principal to the contrary, the Contractor must:

            (e) if clause 36.4(a) or (b) applies, commence the implementation of the most recently submitted Termination Plan so as to ensure that the Termination Plan is fully implemented by the date the Contract will expire or be terminated;

            (f) if clauses 36.4(c) or (d) applies, immediately commence the implementation of the most recently submitted Termination Plan; and

            (g) in any event, continue to implement the most recently submitted Termination Plan until all activities required by the Termination Plan have been performed by the Contractor.

37    SET-OFFS BY THE PRINCIPAL

            (a) The Principal may set-off or deduct from money due to the Contractor any money due from the Contractor to the Principal (including Rebate Amounts) arising under or in connection with the Contract or the Services, save that the amount that may be set-off or deducted pursuant to this clause shall at no time exceed an amount equal to 10% of the Annual Operating Budget for the Operating Year.

            (b) The Principal's entitlement to set-off or deduct is not affected by the existence of a Dispute, including any dispute as to the Principal's right to set-off or deduct, or as to the amount which the Principal has set-off or deducted or intends to set-off or deduct.

38    NOTIFICATION OF CLAIMS

      38.1  NOTICE OF CLAIM

            If the Contractor wishes to make a Claim it must give the Principal:

            (a) a written notice within 14 days of the Contractor becoming aware of the Claim arising which states:

                  (1)   that the Contractor proposes to make a Claim; and

                  (2) identifying the general nature, basis and extent of the Claim; and

            (b) a written submission, within 28 days of giving the written notice under clause 38.1(a), which must include:

                  (1) the basis for the Claim, including whether based on a term of the Contract or otherwise and, if based on a term of the Contract, clearly identifying the specific term;

                  (2) the facts relied on in support of the Claim, in sufficient detail to permit critical assessment, investigation and/or verification; and

                  (3) details of the amount claimed and itemisation of how the amount has been calculated.

      38.2  UPDATING NOTICE OF CLAIM

            The Contractor must continue to update the information required by clause 38.1(b) every 28 days after the written submission under clause 38.1(b) was submitted until no further update is required.

      38.3  TIME BAR

            If the Contractor fails to comply in all respects with clause 38.1 in respect of a Claim then:

            (a) the Principal shall not be liable (so far as it is possible to exclude liability) in respect of the Claim;

            (b)   the Contractor is absolutely barred from making the Claim; and

            (c) the Contractor shall be deemed to have waived, and shall have no entitlement in respect of the Claim.

39    DISPUTE RESOLUTION

      39.1  NOTICE OF DISPUTE

            Subject to clause 38.3, in the event of a Dispute, either party shall deliver a written notice to the other party (NOTICE OF DISPUTE) which:

            (a) states that it is a Notice of Dispute under this clause of the Contract;

            (b)   identifies the Dispute;

            (c)   states the alleged relevant facts relied on;

            (d) identifies any documents common to the parties which are relied on and refers to any relevant parts;

            (e) identifies and encloses a copy of any other document relied on and refers to any relevant parts; and

            (f) states the terms on which it is alleged the Dispute should be resolved.

      39.2  MORE THAN ONE DISPUTE

            A Notice of Dispute may deal with more than one Dispute.

      39.3  RESPONSE

            Within 14 days after a Notice of Dispute has been delivered by a party, the other party must deliver a written response (RESPONSE) which attempts to narrow and clarify the scope of the relevant Dispute and to explain the position of the responding party. A Response should attempt to:

            (a)   identify areas of agreement;

            (b) identify any relevant documents not referred to in the Notice of Dispute;

            (c) refer to any relevant parts of documents not referred to in the Notice of Dispute; and

            (d) identify and enclose a copy of any document referred to in the Response which is not common to the parties.

      39.4  WITHOUT PREJUDICE MEETING

            (a) If a Dispute referred to in a Notice of Dispute has not been wholly resolved within 28 days of delivery of the relevant Notice of Dispute, the party which delivered the Notice of Dispute shall give the other party not less than 7 days and not more than 14 days notice of the time (which shall be within normal business hours) and place (which shall be at or reasonably proximate to the place of the Services or otherwise at a place reasonably convenient to both parties) for a without prejudice meeting.

            (b) At a without prejudice meeting convened pursuant to this clause, both parties must use their best endeavours to:

                  (1)   settle the whole of the Dispute; or

                  (2)   settle so much of the Dispute as may be possible; and

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                  (3)   to the extent that the Dispute is not wholly resolved:

                        (A) identify any relevant facts, documents and parts of documents which are agreed;

                        (B) identify relevant facts, documents or issues which are of genuine disagreement;

                        (C) agree an appropriate process by which to resolve the matters of disagreement; and

                        (D) if appropriate, agree to extend the period after which either party may take action under clause 39.5.

            (c) Communications between the parties during a without prejudice meeting, whether oral or written, shall not be admissible as evidence in any legal process unless in writing and signed by both parties.

      39.5  ARBITRATION

            Subject to clause 39.8:

            (a) If a Dispute does or may involve the EPC Contractor, then the Principal shall, within 35 days after delivery of the relevant Notice of Dispute, give written notice to the Contractor to this effect, in which case the parties acknowledge and agree that the Dispute shall, if not resolved, be referred to arbitration at Brisbane, Queensland before an arbitrator who shall be agreed by the parties or, if no agreement is reached within 14 days, by an arbitrator appointed by the President for the time being of the Australian Dispute Centre.

            (b) The arbitration shall be conducted in accordance with the UNCITRAL Model Law on International Commercial Arbitration current as at the date of execution of the EPC Contract.

      39.6  LITIGATION

            Subject to clause 39.8, if the Principal does not give a written notice to the Contractor in accordance with clause 39.5, then either party may issue proceedings in respect of the Dispute.

      39.7  CONTINUED PERFORMANCE OF CONTRACT

            Despite the existence of a Dispute, the parties must continue to perform their obligations under the Contract.

      39.8  CONDITION PRECEDENT TO ARBITRATION AND LITIGATION

            It shall be a condition precedent to either party commencing litigation in respect of a Dispute, or the Principal referring a Dispute to arbitration, that:

            (a) a Notice of Dispute has been delivered in relation to the Dispute; and

            (b) the party has complied, to the extent reasonably possible, with its obligations under clause 39.4.

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      39.9  INJUNCTIVE OR URGENT RELIEF

            Nothing in this clause 39 prejudices either party's right to institute proceedings in respect of a Dispute where the only relief sought is injunctive or other urgent interlocutory relief.

40    GENERAL

      40.1  COSTS AND EXPENSES

            Each party must pay its own legal costs and expenses in respect of the negotiation, preparation, completion and stamping of the Contract.

      40.2  SERVICE OF NOTICES

            (a) Any notice or other communication including, but not limited to, any request, demand, consent or approval, to or by a party to the Contract:

                  (1) must be legible and in writing and in English addressed as shown below:

                        (A)   if to the Principal:

                              Address: Level 6, Defens Haus, Port Moresby, Papua New Guinea;

                              Attention: Managing Director ;

                              Facsimile: + 67 5 320 2601;

                        (B)   if to the Contractor:

                              Address:   12th Floor, Deloitte Tower, Port
                                         Moresby, National Capital District,
                                         Papua New Guinea;

                              Attention: General Manager;

                              Facsimile: To be advised,

                        or as specified by any party to the sender by notice;

                  (2) where the sender is a company, must be signed by an authorised representative or under the common seal of the sender;

                  (3) is regarded as being given by the sender and received by the addressee:

                        (A) if by delivery in person, when delivered to the addressee;

                        (B) if by post, 5 Business Days from and including the date of postage; or

                        (C) if by facsimile transmission, whether or not legibly received, when received by the addressee,

                        but if the delivery or receipt is on a day which is not a Business Day or is after 4.00 pm (addressee's time) it is regarded as received at 9.00 am on the following Business Day; and

                  (4) can be relied on by the addressee and the addressee is not liable to another person for any consequences of that reliance if the

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                        addressee believes it to be genuine, correct and
                        authorised by the sender.

            (b) A facsimile transmission is regarded as legible unless the addressee telephones the sender within 24 hours after transmission is received or regarded as received under clause 40.2(a)(3) and informs the sender that it is not legible.

            (c) In this clause 40.2, a reference to an addressee includes a reference to an addressee's officers, agents or employees.

      40.3  WAIVER OF CONDITIONS

            (a) Waiver of any right arising from a breach of this Contract or of any right, power, authority, discretion or remedy arising upon default under this Contract must be in writing and signed by the party granting the waiver.

            (b)   A failure or delay in exercise, or partial exercise, of:

                  (1)   a right arising from a breach of this Contract; or

                  (2) a right, power, authority, discretion or remedy created or arising upon default under this Contract,

                  does not result in a waiver of that right, power, authority, discretion or remedy.

            (c) A party is not entitled to rely on a delay in the exercise or non-exercise of a right, power, authority, discretion or remedy arising from a breach of this Contract or on a default under this Contract as constituting a waiver of that right, power, authority, discretion or remedy.

            (d) A party may not rely on any conduct of another party as a defence to exercise of a right, power, authority, discretion or remedy by that other party.

            (e)   This clause may not itself be waived except by writing.

      40.4  PROHIBITION AND ENFORCEABILITY

            (a) Any provision of, or the application of any provision of, the Contract or any right, power, authority, discretion or remedy which is prohibited in any jurisdiction is, in that jurisdiction, ineffective only to the extent of that prohibition.

      (b) Any provision of, or the application of any provision of, the Contract which is void, voidable, illegal or unenforceable in any jurisdiction does not affect the validity, legality or enforceability of that provision in another jurisdiction or of the remaining provisions in that or another jurisdiction.

      (c) If any provision of this Contract is deemed to be or become void, voidable or enforceable, it shall be read down, or if incapable of being read down, severed and the remaining provisions of this Contract shall continue to have full force and effect.

      40.5  VARIATION

            A variation of any term or amendment of the Contract must be in writing and signed by the parties.

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      40.6  CUMULATIVE RIGHTS

            The rights, powers, authorities, discretions and remedies arising out of or under the Contract are cumulative and do not exclude any other right, power, authority, discretion or remedy of any party.

      40.7  COUNTERPARTS

            (a)   The Contract may be executed in any number of counterparts.

            (b)   All counterparts, taken together, constitute one instrument.

            (c)   A party may execute the Contract by signing any counterpart.

      40.8  TO THE EXTENT NOT EXCLUDED BY LAW

            The rights, duties and remedies granted or imposed under the provisions of the Contract operate to the extent not excluded by law.

      40.9  ATTORNEYS

            Each of the attorneys executing the Contract states that the attorney has no notice of the revocation of the power of attorney appointing that attorney.

      40.10 SURVIVAL OF OBLIGATIONS

            (a) If the Contract is terminated then, except where the Contract provides otherwise:

                  (1) the parties are released from their obligations to continue to perform the Contract except the obligations which are expressed to or, by their nature, survive termination;

                  (2) each party retains the rights and Claims it has against the other party for any past breach of the Contract; and

                  (3) the provisions of the Contract survive termination to the extent necessary to give effect to clause 40.10(a)(1).

            (b)   The indemnities in the Contract are:

                  (1) continuing, separate and independent obligations of the parties from their other obligations and survive termination of the Contract; and

                  (2) absolute and unconditional and unaffected by anything that might have the effect of prejudicing, releasing, discharging or affecting in any other way the liability of the party giving the indemnity.

      40.11 WARRANTIES

            (a) Each party represents and warrants for the benefit of the other party for the Term that:

                  (1) it has full power and authority to execute the Contract and to perform its obligations under the Contract;

                  (2)   the Contract has been duly executed by it;

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

                  (3) the obligations undertaken by it and set out in the Contract are enforceable against it in accordance with their terms;

                  (4)   it subsists and is properly constituted; and

                  (5) the execution and delivery of the Contract and the performance of its obligations under the Contract do not:

                        (A) violate its constituent documents or any law, regulation, treaty, judgement, ruling, order or decree of any court or official directive which is binding on it;

                        (B) violate any other document or agreement to which it is expressed to be a party or which is binding on it or any of its assets; or

                        (C) cause a limitation on its powers or the powers of its directors or other officers to be exceeded.

            (b)   The Contractor:

                  (1) warrants that all information and reports provided to the Principal:

                        (A) are true and accurate in all material respects and not misleading, whether by omission or otherwise; and

                        (B) contains forecasts and opinions all of which have been made or formed after due and careful consideration on the part of its relevant officers based on the best information available to it and are fair and reasonable; and

                  (2) acknowledges that the Principal has relied on such information and reports and any other representations made by the Contractor in making its decision to enter into the Contract.

      40.12 ENTIRE AGREEMENT

            (a) The Contract supersedes all previous agreements in respect of its subject matter and embodies the entire agreement between the parties.

            (b) Subject to the express warranties contained in this Contract, no reliance shall be placed by either party on any representation, promise or other inducement made or given or alleged to have been made or given by the other party prior to the Execution Date.

            (c) Information or documents of any nature made available to the Contractor by the Principal do not constitute a warranty or representation of any kind by the Principal. The Contractor is not entitled to make any Claim and there shall be no increase in the Management Fee or the Rates and no amendment to the Annual Operating Budgets on account of any alleged statement, warranty, representation, information or documentary material made or provided by the Principal.

      40.13 GOVERNING LAW AND JURISDICTION

            The Contract is governed by the laws of Queensland. Subject to clause 39.5, the parties irrevocably submit to the exclusive jurisdiction of the courts of Queensland. This clause 40.13 survives termination of the Contract.

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

      40.14 VAT

            (a) To the extent that any supply made under or in connection with this deed is a taxable supply, the recipient must pay, in addition to the consideration to be provided under the Contract for that supply (unless it expressly includes VAT) an amount (ADDITIONAL AMOUNT) equal to the amount of that consideration (or its VAT exclusive market value) multiplied by the rate at which VAT is imposed in respect of the supply.

            (b)   The term TAXABLE SUPPLY has the same meaning as in the VAT
                  Act.

            (c) If either party is entitled under the Contract to be reimbursed or indemnified by the other party for a cost or expense incurred in connection with the Contract, the reimbursement or indemnity payment must not include any VAT component of the cost or expense to the extent that the cost or expense is the consideration for a creditable acquisition made by the party being reimbursed or indemnified, or by its representative member.

      40.15 WORKERS' RIGHTS

            (a) The Contractor undertakes not to take any action to prevent its employees from lawfully exercising their right of association and their right to organise and bargain collectively and to observe applicable laws relating to minimum wages, hours of work and occupational health and safety, and not use forced labour. In addition, the Contractor agrees that:

                  (1) it will not employ any person under the age of 14 years and that it will not employ any person under the age of 16 years in the performance of any hazardous activity; and

                  (2) every person employed has the right to remove himself or herself from dangerous work situations without jeopardising his or her continued employment in connection with the Facility and the Services,

                  (the WORKER RIGHTS REQUIREMENTS); and

                  (3) it will cause its subcontractors performing work in the Facility and as part of the Services to comply with the Worker Rights Requirements.

            (b) The Principal shall use commercially reasonable efforts to monitor the compliance of the Contractor and its subcontractors with the Worker Rights Requirements. In the event information concerning non-compliance or potential non-compliance with the Worker Rights Requirements with respect to employees of the Contractor or its subcontractors comes to the attention of the Principal's Representative, the Principal shall give prompt notice thereof to the Financier and shall investigate the circumstances of such non-compliance or potential non-compliance.

            (c) In the event of non-compliance, the Principal shall, or, if applicable, shall cause the relevant company to:

                  (1) cure such non-compliance or use its best efforts to cause the relevant company to cure, or to cause its subcontractor to cure,

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

                        such non-compliance, in either case to the satisfaction of the Financier; and

                  (2) terminate this Contract or cause the Contractor to terminate the relevant subcontract, unless such non-compliance is cured to the satisfaction of the Financier within 90 days after such notice or notice from the Financier to such company, whichever first occurs.

            (d) Notwithstanding the foregoing, neither the Principal nor the Contractor is responsible for non-compliance with the Worker Rights Requirements resulting from the actions of a government.

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

EXECUTED AS AN AGREEMENT:

THE COMMON SEAL of
INTEROIL LIMITED
is fixed to this document
in the presence of:

Secretary/Director        Director

Name (please print)       Name (please print)

THE COMMON SEAL of
PETROFAC NIUGINI LIMITED
is fixed to this document
in the presence of:

Secretary/Director        Director

Name (please print)       Name (please print)

                                     PAGE 65